AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING
(Finished Goods – Shared Credit Facility)

Among

PALM HARBOR HOMES, INC., PALM HARBOR MANUFACTURING, L.P., PALM HARBOR HOMES I, L.P., and PALM HARBOR MARKETING, INC., as Borrowers,

And

TEXTRON FINANCIAL CORPORATION AND THE OTHER LENDERS NAMED OR TO BE NAMED HEREIN, as Lenders,

And

TEXTRON FINANCIAL CORPORATION, as Administrative Agent and Arranger

Dated as of May 25, 2004

AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING
(Finished Goods – Shared Credit Facility)

THIS AGREEMENT FOR WHOLESALE FINANCING (Finished Goods – Shared Credit Facility) (as amended from time to time, this “Agreement”) is made as of May 25, 2004, by and among PALM HARBOR HOMES, INC., a Florida corporation (“PHHI”), PALM HARBOR MANUFACTURING, L.P., a Texas limited partnership (“PHMLP”), PALM HARBOR HOMES I, L.P., a Texas limited partnership (“PHHLP”), and PALM HARBOR MARKETING, INC., a Nevada corporation (“PHMI”), (PHHI, PHMLP, PHHLP and PHMI are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”); TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as a lender (Textron Financial Corporation in its individual capacity as a Lender is referred to herein as “Textron Financial”), each of the other lenders listed or to be listed on the signature pages hereof pursuant to Section 28 hereof (each individually referred to herein as a “Lender” and, collectively, as the “Lenders”); and TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as agent for itself as a Lender and the other Lenders (the “Administrative Agent”); the principal place of business of each Borrower and its notification address is set forth in Part 1 on the Schedule of Terms and Disclosures attached hereto.

RECITALS:

A.  WHEREAS, PHHI together with its wholly-owned subsidiary, PHMLP, manufactures manufactured and modular homes under the tradenames set forth in Part 2 on the Schedule of Terms and Disclosures attached hereto (such manufactured homes are referred to herein, individually, as a “Palm Harbor Brand Manufactured Home” and, collectively, as “Palm Harbor Brand Manufactured Homes;” and such modular homes are referred to herein, individually, as a “Palm Harbor Brand Modular Home” and, collectively, as “Palm Harbor Brand Modular Homes;” and Palm Harbor Brand Manufactured Homes and Palm Harbor Brand Modular Homes are referred to herein, collectively, as “Palm Harbor Brand Homes”);

B.  WHEREAS, the Borrowers, Textron Financial, certain other lenders and the Administrative Agent entered into an Agreement for Wholesale Financing (Finished Goods-Shared Credit Facility), dated as of March 19, 2003 (as amended, the “Existing Agreement for Wholesale Financing”);

C.  WHEREAS, this Agreement is intended by the parties hereto to amend and restate the Existing Agreement for Wholesale Financing on the terms and conditions set forth below;

D.  WHEREAS, Textron Financial is agreeable to increasing its “core” commitment from $50,000,000 under the Existing Agreement for Wholesale Financing to $70,000,000 under this Agreement;

E.  WHEREAS, on the date hereof, the existing loans and indebtedness outstanding under the Existing Agreement for Wholesale Financing have been paid down to $70,000,000 and all of such existing loans and indebtedness under the Existing Agreement for Wholesale Financing will continue to be outstanding and owing under this Agreement;

F.  WHEREAS, each Borrower requests that the Lenders extend advances under this Agreement to such Borrower from time to time in respect of Palm Harbor Brand Homes of such Borrower (each funding by the Administrative Agent, as provided for below, of a request by a Borrower for an extension of credit in respect of Palm Harbor Brand Homes of such Borrower is referred to herein, individually, as an “Advance” and, collectively, as the “Advances;” each Lender’s funding of an Advance shall be in accordance with such Lender’s Pro Rata Share thereof, as such term is defined below);

G.  WHEREAS, the aggregate outstanding principal amount of all Advances made to the Borrowers under this Agreement will not exceed the total credit line of $70,000,000 (such total credit line, as adjusted from time to time, the “Total Credit Line”);

H.  WHEREAS, the aggregate outstanding principal amount of all Advances made to any Borrower under this Agreement will not exceed such Borrower’s Sub-Limit (as such term is defined below); and

I.  WHEREAS, the Total Credit Line will be divided into a senior component of $50,000,000 (the “Senior Component”) and a subordinate component of $20,000,000 (“Junior Component”);

J.  WHEREAS, Advances made by the Lenders will be allocated by Lenders first to the Junior Component and then to the Senior Component and repayments of Advances may, as provided in Section 9 below and at the election of the Majority Lenders, be allocated first to the Senior Component and then to the Junior Component of the Total Credit Line;

K.  WHEREAS, Advances will be extended to PHHI under this Agreement, on the terms and conditions hereinafter set forth, solely for purposes of financing or refinancing, as the case may be, new Palm Harbor Brand- Homes completed and ready or held for sale by PHHI in any State in the continental United States of America other than Texas; PHHI effects such sales (1) through its retail locations set forth in Part 3 on the Schedule of Terms and Disclosures attached hereto (individually, a “PHHI Retail Location” and, collectively, the “PHHI Retail Locations;” such retail locations shall include any additional retail locations added to Part 3 on the Schedule of Terms and Disclosures pursuant to Section 44 below and shall not include any retail locations deleted from said Schedule pursuant to said Section 44 and (2) by arranging the same directly from its manufacturing sites set forth in Part 4 on the Schedule of Terms and Disclosures attached hereto (individually, a “PHHI Manufacturing Site” and, collectively, the “PHHI Manufacturing Sites;” such manufacturing sites shall include any additional manufacturing sites added to Part 4 on the Schedule of Terms and Disclosures pursuant to Section 44 below and shall not include any manufacturing sites deleted from said Schedule pursuant to said Section 44; for the avoidance of doubt, Palm Harbor Brand Homes completed and ready or held for sale in the State of Texas by PHHI (either at PHHI Retail Stores in Texas or a Manufacturing Sites in Texas) will not be eligible for Advances to be extended hereunder to PHHI; and

L.  WHEREAS, Advances will be extended to PHMLP under this Agreement, on the terms and conditions hereinafter set forth, solely for purposes of financing or refinancing, as the case may be, new Palm Harbor Brand Homes completed and ready for sale by PHMLP in the State of Texas; PHMLP does not effect such sales in Texas directly but rather supplies such Palm Harbor Brand Homes to PHHLP and PHHLP sells the same to retail purchasers in Texas; the manufacturing sites of PHMLP in Texas are as set forth in Part 5 on the Schedule of Terms and Disclosures attached hereto (individually, a “PHMLP Manufacturing Site” and, collectively, the “PHMLP Manufacturing Sites;” such manufacturing sites shall include any additional manufacturing sites added to Part 5 on the Schedule of Terms and Disclosures pursuant to Section 44 below and shall not include any manufacturing sites deleted from said Schedule pursuant to said Section 44; for the avoidance of doubt, Palm Harbor Brand Homes completed and ready or held for sale in any state other than the State of Texas by PHMLP will not be eligible for Advances to be extended hereunder to PHMLP; and

M.  WHEREAS, Advances will be extended to PHHLP under this Agreement, on the terms and conditions hereinafter set forth, for the purpose of financing its acquisition of additional Palm Harbor Brand Homes from either PHHI or PHMLP for sale at retail locations of PHHLP in the States of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas (such retail locations are referred to individually, as a “PHHLP Retail Location” and, collectively, as a “PHHLP Retail Locations”); and

N.  WHEREAS, Advances will be extended to PHMI under this Agreement, on the terms and conditions hereinafter set forth, for the purpose of financing its acquisition of additional Palm Harbor Brand Homes from either PHHI or PHMLP for sale at retail locations of PHMI in the State Florida (such retail locations are referred to individually, as a “PHMI Retail Location” and, collectively; as a “PHMI Retail Locations”); and

O.  WHEREAS, PHHI will be jointly and severally liable with PHMLP, PHHLP and PHMI for all obligations of PHMLP, PHHLP and PHMI under this Agreement; PHMLP shall be jointly and severally liable with PHHLP, PHHI and PHMI for all obligations of PHHLP, PHHI and PHMI under this Agreement; PHHLP shall be jointly and severally liable with PHMLP, PHHI and PHMI for all obligations of PHMLP, PHHI and PHMI under this Agreement; and PHMI shall be jointly and severally liable with PHMLP, PHHI and PHHLP for all obligations of PHMLP, PHHI and PHHLP under this Agreement; and

P.  WHEREAS, PHHI will grant to the Administrative Agent on behalf of the Lenders a security interest in and to all of its inventory (including, without limitation, the Palm Harbor Brand Homes completed and ready and/or held for sale by PHHI) as security for all of its obligations hereunder (including, without limitation, its obligations in respect of the obligations of PHMLP, PHHLP and PHMI hereunder); and

Q.  WHEREAS, PHMLP will grant to the Administrative Agent on behalf of the Lenders a security interest in and to all of its inventory (including, without limitation, the Palm Harbor Brand Homes completed and ready and/or held for sale by PHMLP) as security for all of its obligations hereunder (including, without limitation, its obligations in respect of the obligations of PHHI, PHHLP and PHMI hereunder); and

R.  WHEREAS, PHHLP will grant to the Administrative Agent on behalf of the Lenders a security interest in and to all of its inventory (including, without limitation, the Palm Harbor Brand Homes acquired by it from PHHI or PHMLP) as security for all of its obligations hereunder (including, without limitation, its obligations in respect of the obligations of PHMLP, PHHI and PHMI hereunder); and

S.  WHEREAS, PHMI will grant to the Administrative Agent on behalf of the Lenders a security interest in and to all of its inventory (including, without limitation, the Palm Harbor Brand Homes acquired by it from PHHI or PHMLP) as security for all of its obligations hereunder (including, without limitation, its obligations in respect of the obligations of PHMLP, PHHI and PHHLP hereunder); and

T.  WHEREAS, the Administrative Agent shall act as the collateral and funding and disbursing agent on behalf of the Lenders; and

U.  WHEREAS, Textron Financial Corporation is the arranger in respect of the facility provided for herein;

V.  WHEREAS, capitalized terms used in this Agreement shall have the meanings assigned to them in Definitions Appendix attached hereto.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, PHHI, PHMLP, PHHLP, PHMI, the Lenders and the Administrative Agent agree as follows:

1. Extension of Credit to PHHI. Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement, to make available to PHHI during the Term of this Agreement its Pro Rata Share of Advances requested from time to time by PHHI, the proceeds of which will be used to pay for or otherwise refinance costs incurred by PHHI in connection with the manufacturing of units of Palm Harbor Brand Homes which are completed and ready for sale and/or being held for sale at one or more of the PHHI Retail Locations not in the State of Texas or one or more of the PHHI Manufacturing Sites not in the State of Texas (the proceeds of any such Advance to be used to pay such costs shall not exceed 90% of the pro forma wholesale invoice prices in respect thereof). It is hereby agreed that the pro forma wholesale invoice price with respect to any unit of Palm Harbor Brand Homes is the price for such unit that would be shown on a wholesale invoice for such unit issued by PHHI in an arm’s-length transaction with an independent dealer (excluding therefrom any rebates, credits or discounts in respect thereof); PHHI agrees to issue and deliver such pro forma wholesale invoices to the Administrative Agent as set forth below (and to clearly mark such pro forma wholesale invoices as “pro forma” invoices). PHHI understands and agrees that it may request Advances hereunder only in accordance with the terms and conditions hereof and only during the Term of this Agreement; no Advance may be requested by PHHI hereunder if the funding thereof would, in accordance with the terms of this Agreement, be effected after the Term of this Agreement and no Lender shall be obligated to fund or cause to be funded any such Advance. No other Lender shall be responsible or obligated to advance any portion of a requested Advance that has not been funded by another Lender. No Lender shall be obligated to fund or cause to be funded an Advance requested by PHHI unless it shall have received a “booking” approval from the Administrative Agent in respect thereof, as provided for in Section 6 hereof. Anything contained herein to the contrary notwithstanding, no Advance shall be funded by any Lender hereunder if, at the time of the making of the Advance, a Default or Event of Default shall exist. Anything contained in this Section I notwithstanding, the outstanding advances under the Existing Agreement for Wholesale Financing shall automatically be deemed outstanding under this Agreement (at the advance rate or rates provided for in the Existing Agreement for Wholesale Financing) and shall be allocated first to the Junior Component of the Total Credit Line and then to the Senior Component of the Total Credit Line.

2. Extension of Credit to PHMLP. Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement, to make available to PHMLP during the Term of this Agreement its Pro Rata Share of Advances requested from time to time by PHMLP, the proceeds of which will be used to pay for or otherwise refinance costs incurred by PHMLP in connection with its manufacturing of units of Palm Harbor Brand Homes which are completed and ready for sale and located at one or more of the PHMLP Manufacturing Sites in the State of Texas (the proceeds of any such Advance to be used to pay such costs shall not exceed 90% of the pro forma wholesale invoice prices in respect thereof). It is hereby agreed that the pro forma wholesale invoice price with respect to any unit of Palm Harbor Brand Homes is the price for such unit that would be shown on a wholesale invoice for such unit issued by PHMLP in an arm’s-length transaction with an independent dealer (excluding therefrom any rebates, credits or discounts in respect thereof); PHMLP agrees to issue and deliver such pro forma wholesale invoices to the Administrative Agent as set forth below (and to clearly mark such pro forma wholesale invoices as “pro forma” invoices). PHMLP understands and agrees that it may request Advances hereunder only in accordance with the terms and conditions hereof and only during the Term of this Agreement; no Advance may be requested by PHMLP hereunder if the funding thereof would, in accordance with the terms of this Agreement, be effected after the Term of this Agreement and no Lender shall be obligated to fund or cause to be funded any such Advance. No other Lender shall be responsible or obligated to advance any portion of a requested Advance that has not been funded by another Lender. No Lender shall be obligated to fund or cause to be funded an Advance requested by PHMLP unless it shall have received a “booking” approval from the Administrative Agent in respect thereof, as provided for in Section 6 hereof. Anything contained herein to the contrary notwithstanding, no Advance shall be funded by any Lender hereunder if, at the time of the making of the Advance, a Default or Event of Default shall exist. Anything contained in this Section 2 notwithstanding, the outstanding advances under the Existing Agreement for Wholesale Financing shall automatically be deemed outstanding under this Agreement (at the advance rate or rates provided for in the Existing Agreement for Wholesale Financing) and shall be allocated first to the Junior Component of the Total Credit Line and then to the Senior Component of the Total Credit Line.

3. Extension of Credit to PHHLP. Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement, to make available to PHHLP during the Term of this Agreement its Pro Rata Share of Advances requested from time to time by PHHLP, the proceeds of which will be used to pay 90% of the original wholesale invoice price of an unit of Palm Harbor Brand Homes to be acquired by PHHLP from PHHI or PHMLP, which unit is completed and ready to be held for sale at one of the PHHLP Retail Locations. PHHLP hereby agrees to pay to PHHI or PHMLP, as the case may be, any portion of the wholesale invoice price of a unit of Palm Harbor Brand Homes that is not paid by the proceeds of Advances made hereunder; PHHLP shall provide to the Administrative Agent such evidence of such payment as the Administrative Agent may reasonably request and the Administrative Agent may require such evidence as a condition to advancing the proceeds of any such Advances. PHHLP, PHMLP, and PHHI agree that the wholesale invoice price of a unit of Palm Harbor Brand Homes being sold to PHHLP by PHHI or PHMLP shall be the wholesale invoice price as would be shown on a wholesale invoice for such unit sold by PHHI or PHMLP in an arm’s-length transaction with an independent dealer (excluding therefrom any rebates, credits or discounts in respect thereof). PHHLP understands and agrees that it may request Advances hereunder only in accordance with the terms and conditions hereof and only during the Term of this Agreement; no Advance may be requested by PHHLP hereunder if the funding thereof would, in accordance with the terms of this Agreement, be effected after the Term of this Agreement and no Lender shall be obligated to fund or cause to be funded any such Advance. No other Lender shall be responsible or obligated to advance any portion of a requested Advance that has not been funded by another Lender. No Lender shall be obligated to fund or cause to be funded an Advance requested by PHHLP unless it shall have received a “booking” approval from the Administrative Agent in respect thereof, as provided for in Section 6 hereof. Anything contained herein to the contrary notwithstanding, no Advance shall be funded by any Lender hereunder if, at the time of the making of the Advance, a Default or Event of Default shall exist. Anything contained in this Section 3 notwithstanding, the outstanding advances under the Existing Agreement for Wholesale Financing shall automatically be deemed outstanding under this Agreement (at the advance rate or rates provided for in the Existing Agreement for Wholesale Financing) and shall be allocated first to the Junior Component of the Total Credit Line and then to the Senior Component of the Total Credit Line.

4. Extension of Credit to PHMI. Each of the Lenders severally agrees, subject to the terms and conditions of this Agreement, to make available to PHMI during the Term of this Agreement its Pro Rata Share of Advances requested from time to time by PHMI, the proceeds of which will be used to pay no more than 90% of the original wholesale invoice price of any unit of Palm Harbor Brand Homes to be acquired by PHMI from PHHI or PHMLP, which unit is completed and ready to be held for sale at one of the PHMI Retail Locations. PHMI hereby agrees to pay to PHHI or PHMLP, as the case may be, any portion of the wholesale invoice price of a unit of Palm Harbor Brand Homes that is not paid by the proceeds of Advances made hereunder; PHMI shall provide to the Administrative Agent such evidence of such payment as the Administrative Agent may reasonably request and the Administrative Agent may require such evidence as a condition to advancing the proceeds of any such Advances. PHMI, PHMLP, and PHHI agree that the original invoice cost of a unit of Palm Harbor Brand Homes being sold to PHMI by PHHI or PHMLP shall be the wholesale invoice price as would be shown on an invoice for such unit sold by PHHI or PHMLP in an arm’s-length transaction with an independent dealer (excluding therefrom any rebates, credits or discounts in respect thereof). PHMI understands and agrees that it may request Advances hereunder only in accordance with the terms and conditions hereof and only during the Term of this Agreement; no Advance may be requested by PHMI hereunder if the funding thereof would, in accordance with the terms of this Agreement, be effected after the Term of this Agreement and no Lender shall be obligated to fund or cause to be funded any such Advance. No other Lender shall be responsible or obligated to advance any portion of a requested Advance that has not been funded by another Lender. No Lender shall be obligated to fund or cause to be funded an Advance requested by PHMI unless it shall have received a “booking” approval from the Administrative Agent in respect thereof, as provided for in Section 6 hereof. Anything contained herein to the contrary notwithstanding, no Advance shall be funded by any Lender hereunder if, at the time of the making of the Advance, a Default or Event of Default shall exist. Anything contained in this Section 4 notwithstanding, the outstanding advances under the Existing Agreement for Wholesale Financing shall automatically be deemed outstanding under this Agreement (at the advance rate or rates provided for in the Existing Agreement for Wholesale Financing) and shall be allocated first to the Junior Component of the Total Credit Line and then to the Senior Component of the Total Credit Line.

5. Mechanics and Terms of Advance Requests; Powers of Attorney. A Borrower shall make a request for an Advance by submitting, or causing to be submitted, to the Administrative Agent a wholesale invoice for each Palm Harbor Brand Home to be financed hereunder and the submission of such wholesale invoice shall constitute the authority for the Administrative Agent to fund such requested Advance and for the Lenders to advance their respective Pro Rata Shares to the Administrative Agent in respect thereof and shall also be such Borrower’s representation and warranty to the Lenders and Administrative Agent that such wholesale invoice is true and correct, all of its representations and warranties hereunder are true and correct as of the date of the submission of such invoice, no Default or Event of Default exists as of the date of the submission of such invoice or will exist as of the date of the funding of the Advance being requested and that such Borrower has satisfied, or caused to be satisfied, all requirements under this Agreement in respect of the Advance being requested. Each Borrower shall submit wholesale invoices to the Administrative Agent by facsimile or other electronic transmission or other appropriate means of delivery such that each such wholesale invoice shall be dated the date on which the Administrative Agent receives such wholesale invoice; the Borrowers acknowledge that the Administrative Agent may in its sole discretion reject wholesale invoices that do not comply with this sentence. In the case of Palm Harbor Brand Homes to be financed hereunder by PHHI or PHMLP, the wholesale invoices shall be pro forma invoices as if such Palm Harbor Brand Home were being sold to an independent dealer and shall be accordingly marked. In the case of Palm Harbor Brand Homes to be financed hereunder by PHHLP or PHMI, the wholesale invoices in respect thereof shall be the actual original wholesale invoices used by PHHI or PHMLP to invoice PHHLP or PHMI, as the case may be. No Borrower shall make a request for nor receive more than one Advance funded by the Administrative Agent in respect of any Palm Harbor Brand Home and no Borrower shall submit to the Administrative Agent more than one wholesale invoice in respect of any unit of Palm Harbor Brand Homes (it being the intention of the parties hereto that a unit of Palm Harbor Brand Home may be financed by an Advance hereunder only once). Except as provided in Sections 1, 2, 3 and 4 above with respect to existing advances under the Existing Agreement for Wholesale Financing, the aggregate amount of Advances extended by Lenders with respect to any unit of Palm Harbor Brand Homes shall not exceed 90% of the wholesale invoice price in respect thereof. No Advance shall be made to PHHI under Section I above if the Palm Harbor Brand Homes in respect thereof are located or to be located at a PHHI Retail Location or a PHHI Manufacturing Site in Texas. No Advance shall be made to PHMLP under Section 2 above if the Palm Harbor Brand Homes in respect thereof are located or to be located at location other than a PHMLP Manufacturing Site in Texas. No Advance shall be made to PHHLP under Section 3 above if the Palm Harbor Brand Homes in respect thereof are located or to be located at a location other than a PHHLP Retail Location. No Advance shall be made to PHMI under Section 4 above if the Palm Harbor Brand Homes in respect thereof are located or to be located at a location other than a PHMI Retail Location.

PHMLP hereby appoints PHHI as its agent and attorney-in-fact for all purposes under this Agreement, including, but not limited to, making requests for Advances, submitting or causing to be submitted wholesale price invoices, receiving proceeds from Advances, receiving notices under this Agreement and other communications from the Administrative Agent and/or the Lenders (including, without limitation, billing statements), agreeing to amendments, modifications or changes to this Agreement and agreeing to allocations of Sub-Limits; such appointment is coupled with an interest and is irrevocable. Pursuant to this power, the Administrative Agent is authorized by PHMLP to deal with PHHI on all matters regarding this Agreement pertaining to PHMLP and all decisions and actions taken by PHHI on behalf of PHMLP with respect to such matters shall be in all cases binding upon and effective against PHMLP, and PHMLP hereby represents and warrants to the Administrative Agent that PHHI has been fully and irrevocably authorized to act on behalf of PHMLP with respect to all such matters herein.

PHHLP hereby appoints PHHI as its agent and attorney-in-fact for all purposes under this Agreement, including, but not limited to, making requests for Advances, submitting or causing to be submitted wholesale price invoices, receiving proceeds from Advances, receiving notices under this Agreement and other communications from the Administrative Agent and/or the Lenders (including, without limitation, billing statements), agreeing to amendments, modifications or changes to this Agreement and agreeing to allocations of Sub-Limits; such appointment is coupled with an interest and is irrevocable. Pursuant to this power, the Administrative Agent is authorized by PHHLP to deal with PHHI on all matters regarding this Agreement pertaining to PHHLP and all decisions and actions taken by PHHI on behalf of PHHLP with respect to such matters shall be in all cases binding upon and effective against PHHLP, and PHHLP hereby represents and warrants to the Administrative Agent that PHHI has been fully and irrevocably authorized to act on behalf of PHHLP with respect to all such matters herein.

PHMI hereby appoints PHHI as its agent and attorney-in-fact for all purposes under this Agreement, including, but not limited to, making requests for Advances, submitting or causing to be submitted wholesale price invoices, receiving proceeds from Advances, receiving notices under this Agreement and other communications from the Administrative Agent and/or the Lenders (including, without limitation, billing statements), agreeing to amendments, modifications or changes to this Agreement and agreeing to allocations of Sub-Limits; such appointment is coupled with an interest and is irrevocable. Pursuant to this power, the Administrative Agent is authorized by PHMI to deal with PHHI on all matters regarding this Agreement pertaining to PHMI and all decisions and actions taken by PHHI on behalf of PHMI with respect to such matters shall be in all cases binding upon and effective against PHMI, and PHMI hereby represents and warrants to the Administrative Agent that PHHI has been fully and irrevocably authorized to act on behalf of PHMI with respect to all such matters herein.

6. Eligibility of Units of Palm Harbor Brand Homes; Approvals from Administrative Agent; Mechanics of Making and Funding Advances. To be eligible for an Advance in respect of a unit of Palm Harbor Brand Homes, such unit must: (a) be adequately described on the wholesale invoice therefor and such wholesale invoice must have been issued in the name of the Borrower on whose behalf such Advance is being requested and delivered to and received by the Administrative Agent, (b) be approved by the Administrative Agent (and the wholesale invoice in respect thereof shall likewise be approved by the Administrative Agent; such approval shall constitute a “booking” approval hereunder), in each case in the Administrative Agent’s sole discretion (each such “booking” approval shall be in such form or pursuant to such procedures as the Administrative Agent may establish from time to time and shall, in any case, include (i) a brief description of the applicable unit, (ii) the wholesale invoice price in respect thereof, (iii) the amount of the Advance to be made in respect thereof, which shall not exceed 90% of such wholesale invoice price (except as expressly provided in Sections 1, 2, 3 and 4 above with respect to existing advances under the Existing Agreement for Wholesale Financing), (iv) the Pro Rata Share of each Lender in respect of such Advance, (v) the date on which such Advance is to be funded (with respect to any Advance, the “Funding Date”), which shall be ten (10) days after the date on such wholesale invoice (or if such date is not a business day, on the next business day), (vi) the date on which such “booking” approval is being issued (with respect to any Advance and the unit of Palm Harbor Brands Home being financed thereby, the “Booking Date”), which shall, unless otherwise determined by the Administrative Agent in its sole discretion, be the date on such wholesale invoice (any exercise by the Administrative Agent of such discretion notwithstanding, the “Booking Date” for purposes of the commencement of the accrual of interest on any Advance, as hereinafter provided, shall not be a date earlier than the date on the applicable wholesale invoice associated with such Booking Date), and (vii) the amount of availability existing under the Total Credit Line and the applicable Sub-Limit, if any, prior to giving effect to the making of the requested Advance; the Administrative Agent may, in its sole discretion, batch requests by Borrowers and issue “booking” approvals in respect of such batched requests (the Administrative Agent agrees that any batching undertaken by it will not impede its expeditious handling of requests from Borrowers and the timely issuance of “booking” approvals in respect thereof); once issued, a “booking” approval shall be communicated by the Administrative Agent to the requesting Borrower or Borrowers and the Lenders), (c) be Collateral hereunder and be encumbered by a first priority security interest in favor of the Administrative Agent on behalf of the Lenders and, with respect to units being acquired by PHHLP and/or PHMI from either PHHI or PHMLP, shall be encumbered by a first priority purchase money security interest in favor of the Administrative Agent on behalf of the Lenders (and, with respect to such purchase money security interest, PHHLP or PHMI, as the case may be, shall have delivered to the Administrative Agent or its agent the original manufacturer statement of origin in respect of such unit), and (d) not have been delivered into the possession of PHHLP or PHMI in the case of any Advance being made to such person prior to the issue of the “booking” approval in respect thereof. Upon the delivery of the aforesaid “booking” approval from the Administrative Agent to each of the Lenders, each of the Lenders agrees (on a several and not joint basis) to fund or caused to be funded to the Administrative Agent their respective Pro Rata Share of the requested Advance or Advances set forth in said “booking” approval on the Funding Date in respect thereof set forth in said approval by delivering or causing to be delivered immediately available funds to the Administrative Agent as provided for in Part 7 on the Schedule of Terms and Disclosures attached hereto (or as the Administrative Agent may otherwise instruct the Lenders in writing reasonably in advance of any such funding). PHHI hereby instructs the Administrative Agent to pay the proceeds of any Advance to be made to PHHI on the Funding Date in respect thereof as set forth in Part 8 on the Schedule of Terms and Disclosures attached hereto (or as PHHI may otherwise instruct the Administrative Agent in writing reasonably in advance of the funding of any such Advance). PHMLP hereby instructs the Administrative Agent to pay the proceeds of any Advance to be made to PHMLP on the Funding Date in respect thereof as set forth in Part 8 on the Schedule of Terms and Disclosures attached hereto (or as PHMLP may otherwise instruct the Administrative Agent in writing reasonably in advance of the funding of any such Advance). PHHLP hereby instructs the Administrative Agent to pay the proceeds of any Advance to be made to it or on its behalf to PHHI or PHMLP, as the manufacturer of the unit of Palm Harbor Brand Homes being financed by such Advance identified on the wholesale invoice in respect thereof, on the Funding Date in respect thereof. PHMI hereby instructs the Administrative Agent to pay the proceeds of any Advance to be made to it or on its behalf to PHHI or PHMLP, as the manufacturer of the unit of Palm Harbor Brand Homes being financed by such Advance identified on the wholesale price invoice in respect thereof, on the Funding Date in respect thereof. The Administrative Agent may assume that all wholesale invoices (and any manufacturer’s statement of origin in respect thereof) delivered to it are authentic and accurate and that they have been submitted by or on behalf of a Borrower and with such Borrower’s permission. The Pro Rata Shares of each Advance funded by each Lender will be considered advanced on the Booking Date for such Advance and interest and finance charges shall commence to accrue thereon from and including such Booking Date notwithstanding that such Pro Rata Shares of such Advance will not be funded until the Funding Date in respect thereof. Borrowers agree that the Administrative Agent may issue “booking” approvals for wholesale invoices that are directly communicated from PHHI or PHMLP to the Administrative Agent and extend Advances in respect thereof without the need of any particular Borrower’s prior approval of such wholesale invoices or the Advances made in respect thereof. The Administrative Agent recognizes and acknowledges that PHHI, as provided for in Section 5 above, may act on behalf of PHMLP, PHHLP and/or PHMI, as its attorney-in-fact, in connection with satisfying any or all of the requirements set forth above in this Section 6 with respect to any requested Advance.

7. Shared Credit Facility. Anything contain herein to the contrary notwithstanding, the aggregate principal amount of Advances outstanding hereunder shall not exceed, at any time, the Total Credit Line. No Advance shall be funded hereunder by the Administrative Agent or any Lender if, after giving effect to the extension of such Advance, the aggregate principal amount of all Advances outstanding hereunder would exceed the Total Credit Line. Anything contained herein to the contrary notwithstanding, the aggregate principal amount of Advances made to PHHI under Section I and outstanding hereunder shall not exceed, at any time, its Sub-Limit, if applicable. No Advance shall be funded hereunder to PHHI by the Administrative Agent or the Lenders if, after giving effect to the extension of such Advance, the aggregate principal amount of all Advances to PHHI outstanding hereunder would exceed its Sub-Limit, if applicable. Anything contained herein to the contrary notwithstanding, the aggregate principal amount of Advances made to PHMLP under Section 2 and outstanding hereunder shall not exceed, at any time, its Sub-Limit, if applicable. No Advance shall be funded hereunder to PHMLP by the Administrative Agent or the Lenders if, after giving effect to the extension of such Advance, the aggregate principal amount of all Advances to PHMLP outstanding hereunder would exceed its Sub-Limit, if applicable. Anything contained herein to the contrary notwithstanding, the aggregate principal amount of Advances made to PHHLP under Section 3 and outstanding hereunder shall not exceed, at any time, its Sub-Limit, if applicable. No Advance shall be funded hereunder to PHHLP by the Administrative Agent or the Lenders if, after giving effect to the extension of such Advance, the aggregate principal amount of all Advances to PHHLP outstanding hereunder would exceed its Sub-Limit, if applicable. Anything contained herein to the contrary notwithstanding, the aggregate principal amount of Advances made to PHMI under Section 4 hereof and outstanding hereunder shall not exceed, at any time, its Sub-Limit, if applicable. No Advance shall be funded hereunder to PHMI by the Administrative Agent if, after giving effect to the extension of such Advance, the aggregate principal amount of all Advances to PHHI outstanding hereunder would exceed its Sub-Limit, if applicable. As referred to above in this Section 7, each Borrower may have a Sub-Limit in respect of the total credit facility for inventory financing being provided hereunder to such Borrower. Any such Sub-Limit shall be established by an agreement reached between the Administrative Agent (acting at the direction of the Majority Lenders) and such Borrower; if no such agreement shall be reached, then there shall be no such Sub-Limit with respect to such Borrower.

If a Sub-Limit for a Borrower shall be established by agreement, such Borrower, from time to time, may request inventory financing in excess of such Sub-Limit, but which, when aggregated with the aggregate principal amount of Advances then outstanding, would not cause the Total Credit Line to be exceeded. Each Borrower acknowledges that the Administrative Agent acting at the instruction of the Majority Lenders may, in its and their sole discretion from time to time, elect to honor such requests by permanently or temporarily increasing such requesting Borrower’s Sub-Limit and simultaneously reducing the Sub-Limits of one or more of the other Borrowers. Each Borrower agrees that it will benefit by the increased flexibility in respect of its Sub-Limit being provided to it and the other Borrowers in this Section 7.

Anything contained herein to the contrary notwithstanding, the Borrowers, the Lenders and the Administrative Agent agree that whenever the Administrative Agent is considering issuing a “booking” approval or whenever the Lenders are preparing to fund or cause to be funded an Advance pursuant to a “booking” approval, no “booking” approval will be issued and no Advance shall be funded if, after giving effect (without duplication) to all then pending “booking” approvals and the funding of any then pending Advance or Advances, the Total Credit Line or any Sub-Limit would be exceeded.

8. Sale of Palm Harbor Brand Homes. Each of the Borrowers represents and warrants that it is engaged in the business of selling Palm Harbor Brand Homes. The Borrowers, the Administrative Agent and the Lenders intend for each of the Borrowers to sell the Palm Harbor Brand Homes being financed hereunder, but only in the ordinary course of its business as each such Borrower normally sells such inventory. Therefore, each of the Borrowers may sell any unit of Palm Harbor Brand Homes financed hereunder provided that: (a) no Default or Event of Default exists hereunder, (b) the price obtained for such item of unit is not less than the unpaid principal amount of the Advance attributable thereto, (c) the consideration obtained for the sale of such unit is cash or such other consideration as the Administrative Agent (with the approval of the Majority Lenders) shall have approved in writing and (d) such Borrower holds all of the proceeds of any such sale in trust for, and promptly remits the unpaid Advance attributable to such unit to, the Administrative Agent on behalf of the Lenders as provided for in Part 9 of the Schedule of Terms and Disclosures attached hereto and that the security interest provided for herein in such proceeds shall continue in full force and effect in favor of Administrative Agent. Other than as provided for in this Section 8, no Borrower will sell rent, lease, or otherwise dispose of, or encumber or permit to be encumbered (other than as provided for herein), any Palm Harbor Brand Homes that have been financed hereunder.

9. Payment Terms. Each Borrower promises to pay to the Administrative Agent on behalf of the Lenders the outstanding principal amount of each Advance made hereunder to such Borrower, together with interest and fees and finance charges in respect thereof, in each case pursuant to terms and conditions set forth herein (including, without limitation, the Schedule of Terms and Disclosures attached hereto). The obligations of each Borrower owing hereunder to the Administrative Agent and/or each Lender hereunder shall be evidenced by the manual or data processing records maintained by the Administrative Agent on behalf of itself and each such Lender and, absent manifest error, shall be binding on the Borrowers and the Lenders.

Each Borrower agrees that, with respect to each Advance obtained by it hereunder in respect of a unit of Palm Harbor Brand Manufactured Homes, it shall pay to the Administrative Agent on behalf of the Lenders on the date that is 360 days after the earlier of the Booking Date of such Advance or the “original wholesale invoice” date in respect of such Advance if such Advance shall have been an advance outstanding under the Existing Agreement for Wholesale Financing (the “original wholesale invoice” date in respect of any such advance shall be the date of the “original wholesale invoice” that supported such advance under the Existing Agreement for Wholesale Financing) a curtailment equal to 10% of the original wholesale invoice price in respect of such unit of Palm Harbor Brand Manufactured Homes being financed by such Advance.

Each Borrower agrees that, with respect to each Advance obtained by it hereunder in respect of a unit of Palm Harbor Brand Modular Homes, it shall pay to the Administrative Agent on behalf of the Lenders (a) on the date that is 540 days after the Booking Date of such Advance a curtailment equal to 5% of the original wholesale invoice price in respect of such unit of Palm Harbor Brand Modular Homes being financed by such Advance and (b) on the last day of each calendar quarter occurring after such 540th day, further curtailments each equal to 5% of the original wholesale invoice price in respect of such unit of Palm Harbor Brand Modular Homes being financed by such Advance until the full principal amount of such Advance shall have been paid in full.

Each Borrower will immediately pay to the Administrative Agent on behalf of the Lenders the outstanding principal indebtedness owed hereunder for each Advance made to it in respect of a unit of Palm Harbor Brand Manufactured Homes on the earliest occurrence of any of the following events: (i) when such unit of Palm Harbor Brand Manufactured Homes is lost, stolen or materially damaged; (ii) when such unit of Palm Harbor Brand Manufactured Homes is sold, transferred, rented, leased, or otherwise disposed of, provided that, if such unit of Palm Harbor Brand Manufactured Homes is sold pursuant to a Contract Pending, such sale shall not, for purposes of this subclause (ii), be deemed a “sale” until such Contract Pending is consummated and closed unless (A) such Contract Pending is not consummated and closed within 90 days of its being created or (B) such Contract Pending is not an Eligible Contract Pending at its time of creation or ceases at any time thereafter to be an Eligible Contract Pending, in either of which cases such unit of Palm Harbor Brand Manufactured Homes shall be deemed to have been immediately sold under this sub-clause (ii), and (iii) the date that is 540 days after the earlier of the Booking Date of such Advance or the “original wholesale invoice” date in respect of such Advance if such Advance shall have been an advance outstanding under the Existing Agreement for Wholesale Financing (the “original wholesale invoice” date in respect of any such advance shall be the date of the “original wholesale invoice” that supported such advance under the Existing Agreement for Wholesale Financing). Without limiting the foregoing, (1) if, at any time, the aggregate outstanding principal amount of Over 360-Day Manufactured Home Advances exceeds 25% of the aggregate outstanding principal amount of all Manufactured Home Advances (such excess amount is referred to herein as the “Over 360-Day Excess Amount”), the Borrowers shall, upon receipt of a written demand from the Administrative Agent, immediately prepay to the Administrative Agent on behalf of the Lenders such Over 360-Day Excess Amount and (2) except with respect to any Advances hereunder that were outstanding under the Existing Agreement for Wholesale Financing and which were made at a 100% advance rate under the Existing Agreement for Wholesale Financing, if, at any time, the Administrative Agent reasonably determines that the aggregate outstanding principal amount of all Manufactured Home Advances exceeds 90% of the aggregate original wholesale invoice prices of the units of Palm Harbor Brand Manufactured Homes financed hereunder, the Borrowers will immediately upon demand from the Administrative Agent pay to the Administrative Agent on behalf of the Lenders the difference between such aggregate outstanding principal amount and 90% of such aggregate wholesale invoice prices of such units.

Each Borrower will immediately pay to the Administrative Agent on behalf of the Lenders the outstanding principal indebtedness owed hereunder for each Advance made to it in respect of a unit of Palm Harbor Brand Modular Homes on the earliest occurrence of any of the following events: (aa) when such unit of Palm Harbor Brand Modular Homes is lost, stolen or materially damaged; (bb) when such unit of Palm Harbor Brand Modular Homes is sold, transferred, rented, leased, or otherwise disposed of or (cc) the date that is 1080 days after the Booking Date of such Advance.

If any Borrower from time to time is required to make immediate payment to the Administrative Agent on behalf of the Lenders of any past due obligation discovered during any audit performed under Section 21 below, or at any other time, such Borrower agrees that acceptance of such payment by the Administrative Agent shall not be construed to have waived or amended any of the terms hereunder. The proceeds of any Palm Harbor Brand Home financed hereunder received by any Borrower will be held by such Borrower in trust for the benefit of the Administrative Agent and the Lenders, for application as provided in this Agreement. Each such Borrower will send all payments hereunder to the Administrative Agent as provided for in Part 9 on the Schedule of Terms and Disclosures. The Administrative Agent, on behalf of itself and the Lenders and for its record keeping purposes, shall, subject to written direction from the Majority Lenders, apply payments received from a Borrower hereunder as follows: (AA) first, to pay all unpaid fees and expenses owing to the Administrative Agent, (BB) second, to pay interest, fees and other finance charges of such Borrower, (CC) third, to pay the outstanding principal amount of Advances of such Borrower, (DD) fourth, to pay the obligations of the other Borrowers hereunder, regardless, in any case, of such Borrower’s or such other Borrowers’ instructions. The Administrative Agent shall, subject to direction from the Majority Lenders, apply all payments of principal of Advances of a Borrower in respect of Palm Harbor Brand Manufactured Homes under sub-clause (CC) or (DD) above as follows: first, in respect of curtailments, against the oldest (earliest) wholesale invoices for Palm Harbor Brand Manufactured Homes financed by such Advances hereunder and, in any event, second, to all other principal payments of Advances of a Borrower in respect of Palm Harbor Brand Manufactured Homes which are sold, lost, stolen, damaged, rented, leased, or otherwise disposed of, as provided above, or unaccounted for under Section 21 hereof. The Administrative Agent shall, subject to direction from the Majority Lenders, apply all payments of principal of Advances of a Borrower in respect of Palm Harbor Brand Modular Homes under sub-clause (CC) or (DD) above as follows: first, in respect of curtailments, against the oldest (earliest) wholesale invoices for Palm Harbor Brand Modular Homes financed by such Advances hereunder and, in any event, second, to all other principal payments of Advances of a Borrower in respect of Palm Harbor Brand Modular Homes which are sold, lost, stolen, damaged, rented, leased, or otherwise disposed of, as provided above, or unaccounted for under Section 21 hereof. Any third party discount, rebate, bonus or credit granted to any Borrower for any Palm Harbor Brand Homes financed hereunder will not reduce the indebtedness of such Borrower owing hereunder to the Lenders (such indebtedness being reduced only when the Administrative Agent on behalf of the Lenders has received payment therefor in cash).

Each Borrower will: (x) pay the Administrative Agent on behalf of the Lenders even if any Palm Harbor Brand Homes financed hereunder is defective or fails to conform to any warranties extended by any third party; (y) not assert against either the Administrative Agent or any Lender any claim or defense such Borrower has against any third party; and (z) indemnify and hold each of the Administrative Agent and the Lenders harmless against all claims and defenses asserted by any buyer of any Palm Harbor Brand Home financed hereunder relating to the condition of, or any representations regarding, any of the same. Each Borrower waives all rights of offset and counterclaims such Borrower may have against anyone or more of the Administrative Agent and/or the Lenders.

Anything contained herein to the contrary notwithstanding, if a Default or Event of Default shall exist, the Administrative Agent on behalf of the Lenders may, at the discretion of the Majority Lenders and in such order as the Majority Lenders shall determine in their sole discretion, apply the payments set forth in subclauses (AA), (BB), (CC) and (DD) above first to the Senior Component of the Total Credit Line and then to the Junior Component of the Total Credit Line.

10. Calculation of Charges and Fees. Each Borrower will pay finance charges to the Administrative Agent on behalf of the Lenders on the outstanding principal amount of the Advances in respect of Palm Harbor Brand Manufactured Homes which have been made by the Lenders to or for the benefit of such Borrower at the following rates: (a) with respect to each such Advance that has been outstanding 540 days or less from the earlier of the Booking Date in respect thereof or the “original wholesale invoice” date in respect thereof if such Advance shall have been an advance outstanding under the Existing Agreement for Wholesale Financing (the “original wholesale invoice” date in respect of any such advance shall be the date of the “original wholesale invoice” that supported such advance under the Existing Agreement for Wholesale Financing), the per annum rate of interest equal to the Prime Rate from time to time in effect and (b) with respect to each such Advance that has been outstanding for more than 540 days from the earlier of the Booking Date in respect thereof or the “original wholesale invoice” date in respect thereof if such Advance shall have been an advance outstanding under the Existing Agreement for Wholesale Financing (the “original wholesale invoice” date in respect of any such advance shall be the date of the “original wholesale invoice” that supported such advance under the Existing Agreement for Wholesale Financing), the per annum rate of interest equal to the sum of the Prime Rate from time to time in effect plus 3.00%.

Each Borrower will pay finance charges to the Administrative Agent on behalf of the Lenders on the outstanding principal amount of the Advances in respect of Palm Harbor Brand Modular Homes which have been made by the Lenders to or for the benefit of such Borrower at the following rates: (i) with respect to each such Advance that has been outstanding 1080 days or less from the Booking Date in respect thereof, the per annum rate of interest equal to the Prime Rate from time to time in effect and (ii) with respect to each such Advance that has been outstanding for more than 1080 days from the Booking Date in respect thereof, the per annum rate of interest equal to the sum of the Prime Rate from time to time in effect plus 3.00%.

Interest shall accrue on any past due principal, interest or other payment required to be paid hereunder on and after the due date thereof at a per annum rate of interest equal to the sum of the Prime Rate from time to time in effect plus 3.00%.

The finance charges based on the rates set forth above attributable to any Advance will: (A) be computed based on a 360 day year; (B) have payments in respect thereof recognized by the Administrative Agent in accordance with the Administrative Agent’s payment recognition policy and the Administrative Agent will apply payments received in accordance with the terms of this Agreement. Borrower will also pay to the Administrative Agent $100 for each check returned unpaid for insufficient funds (an “NSF check”) (such $100 payment repays the Administrative Agent’s estimated administrative costs; it does not waive the Default or Event of Default caused by the NSF check). The annual percentage rate of the finance charges relating to any Advance hereunder will be calculated from the Booking Date of such Advance regardless of any period during which any finance charge subsidy shall be paid or payable by any third party. Each Borrower acknowledges that the Administrative Agent and the Lenders intend to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith, neither the Administrative Agent nor any Lender shall be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if any Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of Advances under this Agreement made by such Lender, and, second, any remaining excess will be paid to the applicable Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, each Borrower, Administrative Agent and the Lenders shall, to the maximum extent permitted under applicable law: (A) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement and the Advances so that the interest rate is uniform throughout such term.

11. Billing Statement. The Administrative Agent will send each Borrower (c/o PHHI as their respective attorney-in-fact) a monthly billing statement identifying all charges due on such Borrower’s account hereunder. The Administrative Agent agrees, to the extent practicable, to provide to PHHI a single unified monthly billing statement for all Borrowers. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) an account stated, unless the Administrative Agent receives such Borrower’s written objection thereto within 15 days after it is received by such Borrower. If the Administrative Agent does not receive, by the 25th day of any given month, payment of all finance charges accrued to a Borrower’s account maintained with the Administrative Agent during the immediately preceding month, such Borrower will (to the extent allowed by law) pay the Administrative Agent on behalf of the Lenders a late fee (“Late Fee”) equal to the greater of $5 or 5% of the amount of such finance charges (payment of the Late Fee does not waive the Default or Event of Default caused by the late payment thereof). The Administrative Agent may adjust the billing statement at any time to conform to applicable law and this Agreement. All payments hereunder or pursuant to any monthly billing statement shall be made payable to the Administrative Agent on behalf of itself and the Lenders and delivered to the Administrative Agent as set forth in Part 9 of the Schedules of Terms and Disclosures attached hereto (or as the Administrative Agent may otherwise instruct the Borrowers in writing reasonably in advance of any such payment).

12. Joint and Several Obligations. Each Borrower shall be jointly and severally liable hereunder with each other Borrower for the obligations of each such other Borrower hereunder, each Borrower shall be obligated and responsible for the performance of each other Borrower under this Agreement, and a default by any Borrower hereunder shall be a default by each other Borrower hereunder. Each Borrower waives: (a) any right of contribution from any other Borrower until all of the obligations have been fully and finally paid; (b) any right to require the Administrative Agent or any Lender to institute any action or suit or to exhaust rights and remedies of the Administrative Agent or such Lender against any Collateral or any Borrower before proceeding against such Borrower or any other Borrower; and (c) any obligation of the Administrative Agent or any Lender to marshal any assets in favor of any Borrower. Each Borrower consents that the Administrative Agent and each Lender may, without in any manner affecting such Borrower’s joint and several liability for any obligations hereunder: (i) extend in whole or in part (by renewal or otherwise), modify, accelerate, change or release any obligation of any other Borrower; (ii) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all Collateral or other property, of any nature and from whomsoever received, held by the Administrative Agent or any Lender as security for the payment or performance of any obligations to the Administrative Agent or any Lender of any Borrower or any other obligations of any Borrower; and (iii) settle, adjust or compromise any of claims of the Administrative Agent or any Lender against any Borrower.

Each Borrower is part of an integrated family of companies, and, accordingly each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, and each Borrower has requested that the Lenders extend such a common credit facility. Each Borrower acknowledges that the Lenders will be lending against, and relying on a lien upon, its inventory and proceeds thereof and other collateral and credit enhancements even though the proceeds of any particular Advance made hereunder may not be advanced directly to such Borrower, and that such Borrower will nevertheless benefit by the making of all such Advances by the Lenders and the availability of a single credit facility of a size greater than each could independently warrant.

13. Grant of Purchase Money Security Interest. In order to secure repayment of each Advance made by Lender to or for the benefit of PHHLP the proceeds of which enabled PHHLP to acquire rights in or the use of a unit or units of Palm Harbor Brand Homes or to refinance indebtedness which was itself used by PHHLP to acquire rights in or the use of such unit or units of Palm Harbor Brand Homes and to also secure the payment of all finance charges and interest accrued thereon and all fees, charges and expenses hereunder in respect thereof as well as all other obligations of PHHLP hereunder or in any other agreement entered into in connection herewith, PHHLP hereby grants to the Administrative Agent on behalf of the Lenders a security interest in such unit or units of Palm Harbor Brand Homes (which the parties hereto intend to be a purchase money security interest) and all proceeds thereof (including, without limitation, any Contracts Pending in respect thereof), to secure repayment of such Advance and all interest and finance charges accrued thereon and fees, charges and expenses in respect thereof and other obligations of PHHLP hereunder (collectively, the “PHHLP Purchase Money Collateral”). It is intended by this Section 13 that inventory so acquired by PHHLP, together with the proceeds thereof, will not serve as collateral for any other indebtedness or obligations other than as expressly provided for in this Agreement. PHHLP acknowledges that the Administrative Agent on behalf of the Lenders shall be entitled to a purchase money security interest in each of the aforesaid units of Palm Harbor Brand Homes and the proceeds thereof and such items are and shall be purchase-money collateral.

In order to secure repayment of each Advance made by Lender to or for the benefit of PHMI the proceeds of which enabled PHMI to acquire rights in or the use of a unit or units of Palm Harbor Brand Homes or to refinance indebtedness which was itself used by PHMI to acquire rights in or the use of such unit or units of Palm Harbor Brand Homes and to also secure the payment of all interest and finance charges accrued thereon and all fees, charges and expenses hereunder in respect thereof as well as all other obligations of PHMI hereunder or in any other agreement entered into in connection herewith, PHMI hereby grants to the Administrative Agent on behalf of the Lenders a security interest in such unit or units of Palm Harbor Brand Homes (which the parties hereto intend to be a purchase money security interest) and all proceeds thereof (including, without limitation, any Contracts Pending in respect thereof), to secure repayment of such Advance and all interest and finance charges accrued thereon and fees, charges and expenses in respect thereof and other obligations of PHMI hereunder (collectively, the “PHMI Purchase Money Collateral”). It is intended by this Section 13 that inventory so acquired by PHMI, together with the proceeds thereof, will not serve as collateral for any other indebtedness or obligations other than as expressly provided for in this Agreement. PHMI acknowledges that the Administrative Agent on behalf of the Lenders shall be entitled to a purchase money security interest in each of the aforesaid units of Palm Harbor Brand Homes and the proceeds thereof and such items are and shall be purchase-money collateral.

14. Grant of Security Interest. In order to secure the payment and performance by PHHI of all present and future indebtedness and obligations of PHHI hereunder or in any other agreement entered into in connection herewith, whether direct or indirect, primary or secondary, absolute or contingent, or otherwise, including but not limited to the Advances owing from PHHI, the payment of all interest and finance charges accrued thereon and all fees, charges and expenses hereunder in respect thereof, PHHI hereby grants to the Administrative Agent on behalf of the Lenders a security interest in all of its right, title and interest in and to (a) all of its inventory (other than raw materials and work-in-process), wherever located, in which PHHI now or hereafter has rights, including, but not limited to, (i) all manufactured homes and installed or related appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefor; all trade-ins relating thereto; all fixtures in respect thereof; and all instruments, accounts and chattel paper relating thereto and (ii) all modular homes and installed or related components, appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefor; all fixtures in respect thereof; and all instruments, accounts and chattel paper relating thereto; (b) all other accounts of PHHI; (c) all books and records of PHHI relating to or referring to any of the foregoing; and (d) all proceeds of any of the foregoing (collectively, the “PHHI General Collateral”).

In order to secure the payment and performance by PHMLP of all present and future indebtedness and obligations of PHMLP hereunder or in any other agreement entered into in connection herewith, whether direct or indirect, primary or secondary, absolute or contingent, or otherwise, including but not limited to the Advances owing from PHMLP, the payment of all interest and finance charges accrued thereon and all fees, charges and expenses hereunder in respect thereof, PHMLP hereby grants to the Administrative Agent on behalf of the Lenders a security interest in all of its right, title and interest in and to (A) all of its inventory (other than raw materials and work-in-process), wherever located, in which PHMLP now or hereafter has rights, including, but not limited to, (1) manufactured homes and installed or related appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefor; all trade-ins relating thereto; all fixtures in respect thereof; and all instruments, accounts and chattel paper relating thereto and (2) all modular homes and installed or related components, appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefor; all fixtures in respect thereof; and all instruments, accounts and chattel paper relating thereto; (B) all other accounts of PHMLP; (C) all books and records of PHMLP relating to or referring to any of the foregoing; and (D) all proceeds of any of the foregoing (collectively, the “PHMLP General Collateral”).

In order to secure the payment and performance by PHHLP of all present and future indebtedness and obligations of PHHLP hereunder or in any other agreement entered into in connection herewith, whether direct or indirect, primary or secondary, absolute or contingent, or otherwise, including but not limited to the Advances owing from PHHLP, the payment of all interest and finance charges accrued thereon and all fees, charges and expenses hereunder in respect thereof, PHHLP hereby grants to the Administrative Agent on behalf of the Lenders a security interest in all of its right, title and interest in and to (AA) all of its inventory (other than raw materials and work-in-process), wherever located, in which PHHLP now or hereafter has rights, including, but not limited to, (x) manufactured homes and installed or related appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefor; all trade-ins relating thereto; all fixtures in respect thereof; and all instruments, accounts and chattel paper relating thereto and (y) all modular homes and installed or related components, appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefor; all fixtures in respect thereof; and all instruments, accounts and chattel paper relating thereto; (BB) all other accounts of PHHLP; (CC) all books and records of PHHLP relating to or referring to any of the foregoing; and (DD) all proceeds of any of the foregoing (collectively, the “PHHLP General Collateral”).

In order to secure the payment and performance by PHMI of all present and future indebtedness and obligations of PHMI hereunder or in any other agreement entered into in connection herewith, whether direct or indirect, primary or secondary, absolute or contingent, or otherwise, including but not limited to the Advances owing from PHMI, the payment of all interest and finance charges accrued thereon and all fees, charges and expenses hereunder in respect thereof, PHMI hereby grants to the Administrative Agent on behalf of the Lenders a security interest in all of its right, title and interest in and to (AAA) all of its inventory (other than raw materials and work-in-process), wherever located, in which PHMI now or hereafter has rights, including, but not limited to, (x) manufactured homes and installed or related appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefor; all trade-ins relating thereto; all fixtures in respect thereof; and all instruments, accounts and chattel paper relating thereto and (y) all modular homes and installed or related components, appliances or products; all present and future attachments, accessories and accessions thereto; all spare parts, replacements, substitutions and exchanges therefor; all fixtures in respect thereof; and all instruments, accounts and chattel paper relating thereto; (BBB) all other accounts of PHMI; (CCC) all books and records of PHMI relating to or referring to any of the foregoing; and (DDD) all proceeds of any of the foregoing (collectively, the “PHMI General Collateral”).

PHHLP Purchase Money Collateral, PHMI Purchase Money Collateral, PHHI General Collateral, PHMLP General Collateral, PHHLP General Collateral and PHMI General Collateral are referred to herein, collectively, as the “Collateral.” For the avoidance of doubt, the Collateral shall secure all obligations of all of the Borrowers hereunder or in any other agreements entered into by anyone or more of them in connection herewith. All of terms used in this Section 14 for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings. The Borrowers shall deliver all original manufacturer statements of origin in respect of all Palm Harbor Brand Homes constituting Collateral to the Administrative Agent.

Borrowers shall, on or prior to the date hereof, deliver to the Administrative Agent on behalf of the Lenders, a cash deposit (the “Cash Deposit”) of $10,000,000 to be held as additional Collateral and hereby grant to the Administrative Agent on behalf of the Lenders a security interest in the Cash Deposit and all interest, investments and proceeds in respect thereof to secure the payment and performance by Borrowers of all present and future indebtedness and obligations of Borrowers hereunder or in any other agreement entered into in connection herewith, whether direct or indirect, primary or secondary, absolute or contingent, or otherwise, including but not limited to the Advances owing from anyone or more of the Borrowers, the payment of all interest and finance charges accrued thereon and all fees, charges and expenses hereunder in respect thereof. The Cash Deposit shall be held by the Administrative Agent on behalf of the Lenders in an account owned by and under the control of the Administrative Agent and may be commingled with other funds of the Administrative Agent. The Borrowers shall have no access to the Cash Deposit or the right to direct any investments thereof. The Administrative Agent is under no obligation to invest any of the Cash Deposit but may do so in its sole discretion. The Borrowers are entitled to no proceeds or interest earned in respect of the investment of the Cash Deposit by the Administrative Agent (all of such proceeds to be retained by the Administrative Agent in consideration of its undertaking to pay interest to the Borrowers on the Cash Deposit as set forth in the next sentence). The Administrative Agent agrees to pay to the Borrowers, quarterly in arrears for so long as no Event of Default shall exist, interest on the balance of the Cash Deposit held by the Administrative Agent accrued at the Prime Rate from time to time in effect (based on the actual days that the Cash Deposit is held by the Administrative Agent and a year of 365 days). When, at any time, the aggregate outstanding amount of the Advances shall be less than $50,000,000 and provided that no Default or Event of Default shall then exist, the Administrative Agent shall pay to the Borrowers an amount of the Cash Deposit such that the remaining balance of the Cash Deposit shall equal $5,000,000; such payment to be made reasonably promptly after the aggregate outstanding amount of the Advances shall have decreased below the $50,000,000 threshold. Neither the Administrative Agent nor the Lenders shall be obligated to make any Advance to anyone or more of the Borrowers if, after giving effect thereto, the aggregate outstanding principal balance of the Advances would exceed $50,000,000 unless the Cash Deposit being held by the Administrative Agent equals $10,000,000. If the Administrative Agent and Lenders shall make Advances to anyone or more of the Borrowers such that the $50,000,000 threshold is exceeded without having the full $10,000,0000 as the Cash Deposit, the Administrative Agent shall deliver a written demand to the Borrowers to pay to the Administrative Agent sufficient moneys in immediately available funds such that the Cash Deposit shall equal $10,000,000; the failure of the Borrowers to do so within five (5) Business Days of receiving such written demand shall constitute an immediate Event of Default. Any calculation of the Cash Deposit for purposes of this Agreement shall exclude accrued interest or investment gains or losses. For the avoidance of doubt, the Administrative Agent shall have, with respect to the Cash Deposit, all of the rights and remedies of a secured party under the Uniform Commercial Code of the State whose laws govern this Agreement and all of the rights and remedies otherwise provided for under applicable law.

15. Collateral Assurances. Each Borrower will execute and deliver all documents necessary to assist in perfecting the security interests granted herein and will bear all costs of recording and perfection, including, without limitation, the following: (a) if any Borrower shall at any time hold or acquire any promissory notes or tangible chattel paper as proceeds of Collateral, such Borrower shall, if requested by the Administrative Agent at the direction of the Majority Lenders, forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify, (b) if any Collateral is at any time in the possession of a bailee (other than inventory being shipped or transported by a Borrower in the ordinary course of business of such Borrower), the applicable Borrower shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent as directed by the Majority Lenders, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent, and that such bailee agrees to comply, without further consent of such Borrower, with instructions from the Administrative Agent as to such Collateral, (c) if any Borrower at any time holds or acquires an interest in any electronic chattel paper as proceeds of Collateral, such Borrower shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent as directed by the Majority Lenders, such Borrower shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such electronic chattel paper, (d) the preparation and recordation of any fixture filings with respect to any of the Collateral that the Administrative Agent requests to be prepared and recorded (together with any costs or expenses in respect of UCC and lien searches in respect thereof), (e) the preparation and recordation of any Texas Inventory Finance Security Forms with the Texas Department of Housing and Community Affairs that the Administrative requests to be prepared and recorded (together with all “TIFF” searches in respect thereof) and (f) each Borrower further agrees, at the request of the Administrative Agent to, where appropriate, comply with any provision of any statute, regulation or treaty of the United States of America or any State thereof as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, to obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to Administrative Agent, and to obtain waivers from mortgagees and landlords in form and substance satisfactory to the Administrative Agent.

Each Borrower hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto (including, without limitation, any fixture filings and any Texas Inventory Finance Security Forms to be filed with the Texas Department of Housing and Community Affairs) that (aa) cover the Collateral, and (bb) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of Georgia, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Borrower agrees to furnish any such information to the Administrative Agent promptly upon the Administrative Agent’s request. Each Borrower also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof or filed in connection with the Existing Agreement for Wholesale Financing.

16. Inventory Collateral to Remain Personal Property. Each Borrower agrees that the Palm Harbor Brand Homes financed under this Agreement shall at all times remain personal property and shall not become affixed to or form a part of any real estate except as provided for in Part 10 of the Schedule of Terms and Disclosures.

17. Affirmative Undertakings, Warranties and Representations. Each Borrower warrants and represents to, and covenants and agrees with, the Administrative Agent and each of the Lenders that: (a) such Borrower has good title to all of the Collateral of such Borrower; (b) except as provided for in Part 14 on the Schedule of Terms and Disclosures attached hereto, the security interest in the Collateral of such Borrower financed hereunder is not now and will not become subordinate to the security interest, lien, encumbrance or claim of any other person; (c) such Borrower will deliver to the Administrative Agent immediately upon each request for an Advance from such Borrower, and Administrative Agent may retain, each original certificate of title or manufacturer statement of origin issued for Palm Harbor Brand Homes of such Borrower financed hereunder and such Borrower will deliver to the Administrative Agent all original certificates of title and statements of origin in respect of any other Collateral of such Borrower; (d) such Borrower will at all times be duly organized, existing, and in good standing in its state of organization and will at all times be in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property so requires; (e) such Borrower has the right and is duly authorized to enter into this Agreement; (f) such Borrower’s execution of this Agreement does not constitute a breach of any agreement to which such Borrower is now or hereafter becomes bound; (g) there are no actions or proceedings pending or, to the best of the knowledge of such Borrower, threatened against such Borrower which might result in any material adverse change in such Borrower’s financial or business condition; (h) such Borrower will maintain the Collateral of such Borrower in good condition and repair; (i) such Borrower has duly filed and will duly file all tax returns required by law; (j) such Borrower has paid and will pay prior to delinquency all taxes, levies, assessments and governmental charges of any nature; (k) such Borrower will keep and maintain all of its books and records pertaining to its Collateral at its principal place of business designated in this Agreement; (I) such Borrower will promptly supply the Administrative Agent with such information concerning it as the Administrative Agent hereafter may reasonably request; (m) all Collateral of such Borrower will be kept at such Borrower’s principal place of business listed above, and such other locations, if any, of which such Borrower has notified Administrative Agent in writing or as listed in Parts 3, 4 or 5 on the Schedule of Terms and Disclosures attached hereto (which may be amended or modified by such Borrower by written notice(s) to the Administrative Agent as provided for in Section 44 below); (n) such Borrower will give the Administrative Agent thirty (30) days prior written notice of any change in Borrower’s identity, name, form of business organization, ownership, management, principal place of business, Collateral locations or other business locations, and before moving any books and records to any other location; (0) such Borrower will observe and perform all matters required by any lease, license, concession or franchise forming part of its Collateral in order to maintain all the rights of the Administrative Agent thereunder; (p) such Borrower will advise the Administrative Agent of the commencement of material legal proceedings against such Borrower with respect to which monetary damages, individually, in excess of $1,000,000 could be recovered and/or have been prayed for; (q) such Borrower will comply with all applicable laws and will conduct its business in a manner which preserves and protects its Collateral and the earnings and incomes thereof, (r) that each wholesale invoice submitted to the Administrative Agent by such Borrower as a request for the financing of a Palm Harbor Brand Home is true and correct and (s) Textron Financial Corporation has acted as arranger in connection with the facility provided for in this Agreement. PHMLP represents and warrants that it sells, and agrees that it will continue to sell, Palm Harbor Brand Homes manufactured by it principally through PHHLP rather than directly to consumers and that the financing in respect of such Palm Harbor Brand Homes will be principally obtained hereunder through PHHLP.

18. Negative Covenants. Subject to Section 8 hereof with respect to Palm Harbor Brand Homes financed hereunder, no Borrower will at any time (without the Majority Lenders’ prior written consent, which consent will not be unreasonably withheld): (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of the Collateral; (b) other than in the ordinary course of its business, rent, lease, demonstrate, consign, or use any of the Collateral; (c) pledge or encumber any of the Collateral (except as provided for hereunder); or (d) merge or consolidate with another entity or otherwise change its legal structure or amalgamate.

19. Insurance. Each Borrower will immediately notify the Administrative Agent of any material loss, theft or damage to any Collateral which, individually or in the aggregate exceeds $1,000,000, provided that, with respect to any unit of Palm Harbor Brand Homes financed hereunder, each Borrower will give the Administrative Agent prompt notice of any loss, theft or damage to such unit. Each Borrower will keep its respective Collateral insured for not less than the lesser of (a) $50,000,000 and (b) its full insurable value under, in each case, an “all risk” property insurance policy with a company acceptable to Administrative Agent, naming Administrative Agent on behalf of the Lenders as a “lender loss-payee” and containing standard lender’s loss payable and termination provisions. Each Borrower will provide the Administrative Agent with written evidence of such property insurance coverage and lender’s loss-payee endorsement. Each Borrower hereby agrees that Administrative Agent may act as such Borrower’s representative in making, adjusting and settling claims under or canceling any insurance policies covering the Collateral, and endorsing such Borrower’s name on any drafts, checks or other instruments drawn by an insurer of the Collateral. Notwithstanding the foregoing, each Borrower directs all insurers to pay all insurance proceeds solely to the order of Administrative Agent for application to such Borrower’s indebtedness. The Administrative Agent may, at its option, apply any such proceeds received by it as provided for hereunder with respect to any disposed-of Palm Harbor Brand Homes under Section 9 above or, if such proceeds do not relate to Palm Harbor Brand Homes financed hereunder, as the Administrative Agent may be directed by the Majority Lenders in their sole discretion. Each Borrower shall indemnify, save and hold harmless each of the Administrative Agent and the Lenders in respect of all claims, demands, suits and expenses on account of bodily injury, sickness or disease, including death, sustained by any person or persons, injury to or the destruction of property, and any and all other losses, accidents, claims, suits and expenses whatsoever and howsoever arising or incurred in the course of the business activities carried on by such Borrower.

20. Financial Statements. Borrowers will deliver to Administrative Agent and to each Lender: (a) within ninety (90) days after the end of each fiscal year of PHHI, a reasonably detailed audited consolidated balance sheet as of the last day of such fiscal year and a reasonably detailed audited consolidated income statement covering Borrowers’ and their consolidated subsidiaries’ operations for such fiscal year, in a form reasonably satisfactory to the Administrative Agent; (b) within forty-five (45) days after the end of each of the fiscal quarters of PHHI, a reasonably detailed consolidated balance sheet as of the last day of such quarter and a consolidated income statement covering Borrowers’ and their consolidated subsidiaries’ operations for such quarter, in a form reasonably satisfactory to the Administrative Agent; and (c) within ten (10) days after request therefor by the Administrative Agent, any other report reasonably requested by the Administrative Agent relating to the Collateral or the financial condition of any Borrower, Each Borrower warrants and represents to the Administrative Agent and each of the Lenders that all financial statements and information relating to the Borrowers or any consolidated subsidiary thereof which have been or may hereafter be delivered by any Borrower are true and correct and have been and will be prepared in accordance with generally accepted accounting principles consistently applied and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of any of the Borrowers since the submission to the Administrative Agent, either as of the date of delivery, or, if different, the date specified therein, and each Borrower acknowledges the reliance of the Administrative Agent and the Lenders thereon.

21. Reviews. Each Borrower grants the Administrative Agent an irrevocable license to enter such Borrower’s business locations during normal business hours without notice to such Borrower to: (a) account for and inspect all Collateral of such Borrower; (b) verify such Borrower’s compliance with this Agreement; and (c) examine and copy such Borrower’s books and records related to the Collateral of such Borrower. Each Borrower agrees to provide the Administrative Agent with such information as the Administrative Agent reasonably requests to substantiate such Borrower’s wholesale invoice price determinations and to allow the Administrative Agent reasonable access to such Borrowers’ books, records and personnel from time to time during normal business hours to verify such information. Without limiting the foregoing and in addition thereto, in order to assess each Borrower’s compliance with the provisions of this Agreement, the Administrative Agent shall be entitled to audit or cause to be audited the inventory (and any Contract Pendings in respect thereof) of such Borrower as frequently as the Administrative Agent considers it prudent to do so (in each case, an “Audit”). During each calendar quarter for so long as this Agreement is in effect and no Default or Event of Default shall be in existence, the Administrative Agent shall conduct Audits such that the Administrative Agent shall have reviewed all Palm Harbor Brand Homes financed hereunder (and any Contract Pendings in respect thereof). If a Default or Event of Default shall exist, the Administrative Agent may, in its sole discretion, conduct Audits as frequently as it deems necessary. Each Borrower shall cooperate fully with Administrative Agent in connection with each Audit and, if requested by the Administrative Agent, shall remit to Administrative Agent an audit fee (the “Audit Fee”) for each Audit conducted in the amount of $250 per location together with all other out-of-pocket costs of the Administrative Agent in respect of such Audit. If, as a result of any Audit, it shall be determined by the Administrative Agent that a Palm Harbor Brand Home financed hereunder is not in the possession of a Borrower on whose behalf an Advance was made hereunder and that is still outstanding (other than with respect to a Contract Pending) or that a Contract Pending in respect of such unit is not an Eligible Contract Pending or has been outstanding for more than 90 days and has not closed and been consummated, then such Borrower shall immediately, upon receipt of a written demand therefor from the Administrative Agent, pay to the Administrative Agent for the benefit of the Lenders the outstanding unpaid principal balance of such Advance. This Agreement, as provided for in Section 9 above, is a “Pay-As-Sold” facility and, at the election of the Administrative Agent, no payment as provided in the preceding sentence shall remedy or cure any Default or Event of Default that may have arisen hereunder as a result of the sale or other disposition of a Palm Harbor Brand Home financed hereunder without the outstanding principal balance of the Advance allocated thereto having been paid in full.

22. Default.

22.1 Immediate Default. The Borrowers will be in immediate default under this Agreement (and an Event of Default shall exist hereunder at such time) if: (a) any Borrower fails to pay any portion of such Borrower’s obligations hereunder when due and payable; (b) any Borrower fails to pay any portion of such Borrower’s monetary obligations, when due, under any other loan or inventory repurchase agreement between such Borrower and a Lender, (c) any Borrower breaches any of the Financial Covenants; (d) one or more money judgments in an aggregate amount of $1,000,000 or more issues against anyone or more of the Borrowers, which judgments are not, within 90 days after the entry thereof, bonded, discharged in full or stayed pending appeal, or are not discharged in full within 90 days after the expiration of such stay; (e) an attachment, sale or seizure is issued or is executed against any assets, reasonably valued (in the aggregate) at $1,000,000 or more, of anyone or more of the Borrowers; (f) any Borrower shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (g) any Borrower ceases or suspends business; (h) any Borrower or any general partner or member while a Borrower’s business is operated as a limited partnership or a limited liability company, as applicable, makes a general assignment for the benefit of creditors; (i) any Borrower or any general partner or member while a Borrower’s business is operated as a limited partnership or a limited liability company, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (j) any receiver is appointed for any assets of any Borrower or any general partner or member while a Borrower’s business is operated as a limited partnership or a limited liability company, as applicable; (k) there shall occur a material adverse change in the financial or other condition or business prospects of the Borrowers, taken as a whole; (l) any Borrower or CountryPlace Acceptance Corp., CountryPlace Acceptance GP, LLC, CountryPlace LP, LLC, CountryPlace Funding, Inc. and/or CountryPlace Mortgage, Ltd. or any subsidiary or affiliate thereof is in default (as principal or as guarantor or other surety and after the expiration of any applicable cure or grace periods in respect thereof) in the payment of any indebtedness or other amounts owing under or in respect of the warehouse and/or securitization facility described on Part 15 of the Schedule of Terms and Disclosures attached hereto (or any guaranties or repurchase agreements issued with respect thereto) or any warehouse and/or securitization or similar facility which shall have refinanced, directly or indirectly, such indebtedness or other amounts (collectively, the “CountryPlace Warehouse/Securitization Facility”); (m) any Borrower or CountryPlace Acceptance Corp., CountryPlace Acceptance GP, LLC, CountryPlace LP, LLC, CountryPlace Funding, Inc. and/or Country Place Mortgage, Ltd. or any subsidiary or affiliate thereof is in default in the performance of or compliance with any term of the CountryPlace Warehouse/Securitization Facility or any guaranty or repurchase agreement in respect thereof, or compliance with any other agreement relating thereto, or any other conditions of default exist, and as a consequence of such default or condition either (i) the indebtedness or other amounts outstanding under the CountryPlace Warehouse/Securitization Facility have become due and payable or have been declared (or one or more Persons are entitled to declare such indebtedness and amounts to be) due and payable before their stated maturity or maturities or before its or their regularly scheduled date or dates of payment or (ii) any Borrower or CountryPlace Acceptance Corp., CountryPlace Acceptance GP, LLC, CountryPlace LP, LLC, CountryPlace Funding, Inc. and/or CountryPlace Mortgage, Ltd. or any subsidiary or affiliate thereof may be required to repurchase, or make unscheduled payments in respect of, or otherwise deliver additional collateral or credit enhancements for, indebtedness or other amounts outstanding under the CountryPlace Warehouse/Securitization Facility or any guaranties, repurchase agreements or other agreements relating thereto (such repurchases, unscheduled payments or delivery of additional collateral or credit enhancements being as a consequence of a default or a condition of default rather than being in the ordinary course of business); (n) any Borrower is in default (as principal or as guarantor or other surety and after the expiration of any applicable cure or grace periods in respect thereof) in the payment of any indebtedness or other amounts owing under or in respect of the wholesale financing facility described on Part 16 of the Schedule of Terms and Disclosures attached hereto or any guaranties issued with respect thereto and any similar facility which shall have refinanced, directly or indirectly, such indebtedness or other amounts (collectively, the “Transamerica Facility”); and (o) any Borrower is in default in the performance of or compliance with any term of the Transamerica Facility or any guaranty thereof, or compliance with any other agreement relating thereto, or any other condition exists, and as a consequence of such default or condition either (i) the indebtedness or other amounts outstanding under the Transamerica Facility have become due and payable or have been declared (or one or more Persons are entitled to declare such indebtedness and amounts to be) due and payable before their stated maturity or maturities or before its or their regularly scheduled date or dates of payment.

22.2 Default/Cure Period. The Borrowers will be in default under this Agreement if any of the following occur and shall continue for ninety (90) days after the sooner of the date that the Administrative Agent sends notice of such breach to any Borrower or the date on which such breach becomes known to any officer of any Borrower (which knowledge shall be immediately communicated to the Administrative Agent by such Borrower)(an Event of Default will exist hereunder if such default continues after said 90-day period): (a) except as expressly enumerated as an immediate default in Section 22.1 above, any Borrower breaches to any material extent any terms, warranties or representations contained herein or in any other agreement executed by such Borrower in connection herewith; (b) any representation, statement, report or certificate made or delivered by any Borrower to Administrative Agent or any Lender is not accurate in all material respects when made (each Borrower acknowledges and agrees that each such representation and warranty shall be deemed restated at the time of and in connection with the making of each Advance hereunder); (c) any Borrower abandons any Collateral; (d) except as expressly enumerated as an immediate default in Section 22.1 above, any Borrower is or becomes in default in the payment of any debt owed to any secured lender other than as provided for herein; (e) any Borrower loses any franchise, permission, license or right to sell or deal in any Collateral which is financed hereunder; or (f) any Borrower misrepresents such Borrower’s financial condition or organizational structure.

23. Rights of Administrative Agent and Lenders Upon Default. Upon the occurrence of an Event of Default:

23.1 Acceleration. At the direction of the Majority Lenders, the Administrative Agent shall, at any time and without notice or demand to any Borrower, take anyone or more of the following actions as directed: (a) declare all or any part of the indebtedness and obligations of anyone or more of the Borrowers hereunder immediately due and payable, together with all costs and expenses of the Administrative Agent’s and Lenders’ collection activity, including, without limitation, all reasonable attorneys’ fees, and, to the extent permitted by applicable law, a termination fee in respect of such accelerated indebtedness and obligations as provided for in Section 27 below; (b) subject to Section 39 hereof, exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral and to enforce the payment of any and all obligations (including, without limitation, any deficiency obligations) of anyone or more of the Borrowers hereunder); and/or (c) terminate the Commitments of the Lenders. Any action that the Administrative Agent may be directed to take under the immediately preceding sentence shall, in all respects, be subject to Section 29 hereof. Each Lender may at any time, without notice or demand to any Borrower but with reasonable prior written notice to the Administrative Agent, do anyone or more of the following: (i) subject to Section 29.11 hereof, declare all or any part of the indebtedness and obligations of anyone or more of the Borrowers hereunder owing to such Lender to be immediately due and payable, together with all costs and expenses of such Lender’s collection activity, including, without limitation, all reasonable attorneys’ fees; (ii) subject to Section 29.11 and Section 39 hereof, exercise any or all rights under applicable law (but expressly excluding the right to foreclose upon, possess, transfer and dispose of the Collateral); and/or (iii) terminate the Commitment of such Lender.

23.2 Collateral in Trust. Each Borrower will segregate and keep and hold its Collateral in trust for the Administrative Agent on behalf of the Lenders, and keep such Collateral in good order and repair, and will not (unless expressly consented to in writing by the Administrative Agent at the direction of the Majority Lenders) sell, rent, lease, consign, otherwise dispose of or use any such Collateral, nor further encumber any such Collateral.

23.3 Delivery of Collateral. Upon Administrative Agent’s oral or written demand (at the direction of the Majority Lenders), each Borrower will immediately deliver the Collateral of such Borrower to the Administrative Agent, in good order and repair, at a place specified by the Administrative Agent, together with all related documents; or the Administrative Agent may, in its sole discretion and without notice or demand to any Borrower, take immediate possession of the Collateral of such Borrower together with all related documents. Each Borrower agrees that the Administrative Agent may, by itself or through an agent, without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the apparent control of such Borrower where the Administrative Agent believes any of the Collateral of such Borrower may be, and disassemble, render unusable and/or repossess all or any items of such Collateral. Each Borrower expressly waives all rights to possession of its Collateral after default and all claims for injuries suffered through or loss caused by such entering and/or repossession by the Administrative Agent.

23.4 Default Rate of Interest. The Administrative Agent, at the direction of the Majority Lenders, shall, without any requirement of a notice to any Borrower, apply a default finance charge to each Borrower’s outstanding principal indebtedness hereunder equal to the per annum rate of interest that is the sum of (a) the Prime Rate from time to time in effect and (b) 3.00%, (but in any case not higher than the highest lawful contract rate of interest permitted under applicable law).

23.5 Cumulative Rights and Remedies. The Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the laws of the State governing this Agreement and any other applicable laws (including, without limitation, the laws of the State in which any of the Collateral is located). All of the Administrative Agent’s and the Lenders’ rights and remedies are cumulative. The failure of the Administrative Agent or any Lender to exercise any of its rights or remedies hereunder will not waive any of such persons rights or remedies as to any past, current or future default.

23.6 Miscellaneous. In connection with the Administrative Agent’s exercise of its rights under this Section 23 and Section 24 below, each Borrower (a) acknowledges that the arbitration provisions of Section 39 below are not applicable to the exercise of the Administrative Agent’s rights and remedies under this Section 23 and in Section 24 in respect of the Collateral, (b) irrevocably waives any right it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent’s rights and remedies hereunder, including, without limitation, its right to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto following an Event of Default and (c) irrevocably waives, to the extent it may lawfully do so, any right it may have under any applicable valuation and exemption laws. Neither the Administrative Agent nor the Lenders shall be deemed to have waived any of its or their rights or remedies in respect of the obligations of anyone or more of the Borrowers hereunder or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent and the Lenders. No delay or omission on the part of the Administrative Agent or any Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. Neither the Administrative Agent nor any Lender shall be required to marshal any Collateral for, or other assurances of payment of, the obligations of anyone or more of the Borrowers or to resort to such Collateral or other assurances of payment in any particular order. Each Borrower hereby agrees, to the extent that it may lawfully do so, that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument related thereto and, to the extent that it lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws. Each Borrower shall pay to the Administrative Agent on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent’s rights and remedies under or in respect of any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the obligations of the Borrowers hereunder in such order or preference as the Majority Lenders may determine, proper allowance and provision being made for any such obligations not then due and to the Senior Component and Junior Component of the Total Credit Line. Upon the final payment and satisfaction in full of all of the obligations of the Borrowers hereunder and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State whose laws govern this Agreement, any excess shall be returned to the applicable Borrower. In the absence of final payment and satisfaction in full of all of such obligations, the Borrowers shall remain jointly and severally liable for any deficiency.

23.7 Certain Other Remedies. Administrative Agent shall have the right (to be exercised at the direction of the Majority Lenders after the occurrence of an Event of Default), and each Borrower hereby irrevocably designates and appoints Administrative Agent and its designees as the attorney in fact of such Borrower, with power of substitution (which appointment is coupled with an interest and irrevocable) and with power and authority in such Borrower’s name, Administrative Agent’s name, or otherwise and for the use and benefit of Administrative Agent (but at the cost and expense of such Borrower), and with or without notice to such Borrower (a) to notify account debtors obligated to make payments or other remittances on or with respect to any account, chattel paper or general intangible constituting the Collateral to make such payments and other remittances directly to Administrative Agent, (b) to demand, collect, give receipt for, give renewals, extensions, discharges and releases of, sue for, take control of, compromise, settle, change the terms of, release, exchange, substitute, surrender, or otherwise deal with any such accounts, chattel paper or general intangibles or with any account debtor in respect thereof, and (c) to, at the cost and expense of such Borrower, make use of any place of business of such Borrower as may be necessary or desirable to administer, control, collect, sell or otherwise dispose of any of such accounts, chattel paper or general intangibles. Administrative Agent shall have the right (to be exercised at the direction of the Majority Lenders) to effect any offset against the Cash Deposit on behalf of anyone or more of the Lenders in respect of any and all indebtedness owing by anyone or more of the Borrowers to any of such Lenders.

24. Sale of Collateral. Each Borrower agrees that if the Administrative Agent conducts a private sale of any Collateral of such Borrower consisting of Palm Harbor Brand Homes by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by Administrative Agent of such Collateral in bulk or in parcels within 120 days of: (a) the Administrative Agent’s taking possession and control of such Collateral; or (b) when the Administrative Agent is otherwise authorized to sell such Collateral, whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Each Borrower further agrees that seven (7) days prior written notice will be commercially reasonable notice of any public or private sale. Each Borrower irrevocably waives any requirement that the Administrative Agent retain possession and not dispose of any Collateral of such Borrower until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If the Administrative Agent disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the State governing this Agreement.

25. Power of Attorney. Each Borrower grants the Administrative Agent an irrevocable power of attorney, which shall become effective upon the occurrence of an Event of Default by any Borrower (subject to any applicable cure period), to: execute or endorse on such Borrower’s behalf any checks, financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral of such Borrower; supply any omitted information and correct errors in any documents between or among the Administrative Agent, the Lenders, the other Borrowers and such Borrower; initiate and settle any insurance claim pertaining to the Collateral of such Borrower; and do anything to preserve and protect the Collateral of such Borrower and the Administrative Agent’s rights and interest therein.

26. Information. Neither the Administrative Agent nor any of the Lenders may provide to any third party any credit, financial or other information on any Borrower that such person may from time to time possess, except as such person may be required or reasonably deem it appropriate to provide such information to any regulatory or governmental authority or court or arbitrator, or in furtherance of the enforcement of such person’s rights and remedies herein, or pursuant to applicable law or regulation; provided, however, any such person may share all such information with its parent, subsidiary, affiliates and participants; the Administrative Agent may share any of such information with the Lenders and any prospective new lenders under Section 28.2; and the Lenders may share such information with any prospective participant or assignee under Section 28.1 or 28.2 2 hereof. The Administrative Agent and the Lenders may obtain credit references from any Borrower’s creditors.

27. Termination. This Agreement shall have a term of three (3) years from the date hereof (the “Term”). On the last day of such Term (the “Maturity Date”), all Commitments of the Lenders shall, if not previously terminated, terminate and all obligations hereunder outstanding on such last day shall mature and automatically become due and payable, including, without limitation, all outstanding Advances, all accrued and unpaid interest and/or finance charges and all fees, costs and expenses. Borrowers agree to pay all such obligations so maturing on the Maturity Date.

Any Borrower may terminate this Agreement in whole, but not in part, at any time by written notice received by the Administrative Agent; any such termination shall be binding on all Borrowers. If any Borrower terminates this Agreement, such Borrower agrees to give the Administrative Agent 180 days prior written notice of such termination (and during such notice period, the Borrowers will continue to pay all sums due under this Agreement, including, but not limited to the payment of the fees set forth in Section 9 hereof and Advances may be requested hereunder in accordance with the terms and conditions hereof except that the issuance of “booking” approvals may be ceased by the Administrative Agent within a reasonable period of time prior to the effective termination date of this Agreement). No Borrower will be relieved from any obligation to the Administrative Agent or any Lender arising out of Advances or approval commitments made before the effective termination date of this Agreement. The total outstanding balance due under this Agreement as of the effective date of termination will be due and payable upon the effective termination date of this Agreement (which shall include, without limitation, all unpaid principal in respect of any outstanding Advances, all accrued and unpaid interest, finance charges and fees in respect thereof and all costs and expenses to be paid by any Borrower hereunder) together with the following termination fees: (i) if the effective date of termination shall occur on or prior to the first anniversary of the date of this Agreement, a fee equal to 1.50% of the principal amount of Advances outstanding on the date on which notice of such termination was given (or, if such termination arose out of an Event of Default, on the date on which the obligations of the Borrowers are accelerated under Section 23 hereof), (ii) if the effective date of termination shall occur after the first anniversary of the date of this Agreement and on or prior to the second anniversary of the date of this Agreement, a fee equal to 1.00% of the principal amount of Advances outstanding on the date on which notice of such termination was given (or, if such termination arose out of an Event of Default, on the date on which the obligations of the Borrowers are accelerated under Section 23 hereof), and (iii) if the effective date of termination shall occur after the second anniversary of the date of this Agreement and on or prior to the Maturity Date, a fee equal to 0.50% of the principal amount of Advances outstanding on the date on which notice of such termination was given (or, if such termination arose out of an Event of Default, on the date on which the obligations of the Borrowers are accelerated under Section 23 hereof). The Administrative Agent and the Lenders will retain all of its or their respective rights, interests and remedies hereunder until each Borrower has fully and finally paid all of such Borrower’s obligations owing hereunder. All waivers set forth within this Agreement will survive any termination of this Agreement.

28. Participating Lenders and New Lenders.

28.1 Participations. Each of the Lenders shall have the right, without prior notice to any Borrower or the approval of any Borrower, to designate one or more Participating Lenders and to grant to such Participating Lenders participations in such Lender’s Pro Rata Share of anyone or more of the Advances and in respect of any interest, finance charges and fees otherwise payable to such Lender hereunder on terms and conditions satisfactory to such Lender. In the event that such Lender so designates such a Participating Lender and grants such Participating Lender a participation in its Pro Rata Share of such Advance or Advances and such interest, finance charges and fees, such Participating Lender shall communicate and deal only with such Lender in respect to such Participating Lender’s interest in such Advance or Advances or such interest, finance charges and fees and neither any Borrower nor the Administrative Agent shall be obligated to communicate or deal with such Participating Lender. Nothing in this Section 28.1 shall relieve any Lender from its obligations, if any, hereunder.

28.2 Assignments. Each Lender shall have the right, at any time without the prior approval of any Borrower or Administrative Agent, to sell, assign and transfer to any Eligible Assignee (a) all or any part of its Pro Rata Share of any Advance or Advances and any interest, finance charges and fees otherwise payable to such Lender hereunder in respect thereof and/or (b) a ratable amount of its Commitment, provided that

(a) the Borrowers and the Administrative Agent shall have been given reasonable prior written notice thereof,

(b) no such sale, assignment or transfer shall, without the prior written consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment or transfer under the securities laws of any state, and

(c) no such sale, assignment or transfer shall be effective unless and until an assignment agreement effecting such sale, assignment or transfer, in form and substance reasonably satisfactory to the Administrative Agent, shall have been accepted by the Administrative Agent, and

(d) no such sale, assignment or transfer shall be effected in an amount of less than $1,000,000.

To the extent of any such assignment to an Eligible Assignee in accordance with the requirements of this Section 28.2 that relates to both Advances and a ratable portion of the assigning Lender’s Commitment, such assigning Lender shall be relieved of any obligations with respect to its Pro Rata Shares of any Advance or Advances being so assigned and the ratable amount of its Commitment being reallocated to such Eligible Assignee. Upon such execution, deliver and acceptance from and after the effective date specified in the aforesaid assignment agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder that corresponds to the portion of the Advance or Advances so assigned and/or the portion of the Commitment being reallocated to such Eligible Assignee and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations, if any, under this Agreement to the extent of the portion of such Advance or Advances so assigned and/or the portion of its Commitment so reallocated. The Commitments among the Lenders shall be modified to reflect the reallocation of the assigning Lender’s Commitment to the Eligible Assignee and to reflect any portion of such Commitment retained by such assigning Lender. The Commitments of the Lenders and the allocation of the Total Credit Line in respect thereof in the records of the Administrative Agent shall be binding on the Borrowers and Lenders absent manifest error.

29. The Administrative Agent.

29.1 Appointment. Textron Financial Corporation is hereby appointed the Administrative Agent hereunder and each Lender hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and any other agreements now or hereafter executed in connection herewith. The Administrative Agent agrees to act upon the express conditions contained in this Agreement and any other agreements now or hereafter executed in connection herewith. The provisions of this Section 29 are solely for the benefit of the Administrative Agent and the Lenders, and each of the Borrowers agrees it shall have no rights as a third party beneficiary of any of the provisions of this Agreement or any such other agreements. In performing its functions and duties under this Agreement and any other agreements now or hereafter executed in connection herewith, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower.

29.2 Powers; General Immunity.

(a) Duties Specified. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender’s behalf and to exercise such powers under this Agreement and under any other agreements now or hereafter executed in connection herewith as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement or in any other agreements now or hereafter executed in connection herewith and it may perform such duties by or through its agents, sub-agents or employees (including, without limitation, Textron Business Services, Inc.). The Administrative Agent shall not have, by reason of this Agreement or any other agreements now or hereafter executed in connection herewith, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other agreements now or hereafter executed in connection herewith, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or such other agreements as expressly set forth herein or therein. It is expressly understood that the Administrative Agent’s role hereunder and under any other agreements now or hereafter executed in connection herewith will be primarily administrative in nature.

(b) No Responsibility for Certain Matters. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other agreements now or hereafter executed in connection herewith or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to anyone or more of the Lenders or by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with this Agreement or any of such other agreements and the transactions contemplated hereby or thereby or for the financial condition or business affairs of any Borrower or any other person liable for the payment of any obligations of any Borrower hereunder, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in this Agreement or in any other agreements now or hereafter executed in connection herewith or as to the use of the proceeds of any Advance or as to the existence or possible existence of any Default or Event of Default.

(c) Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees or agents or sub-agents shall be liable to anyone or more of the Lenders for any action taken or omitted by the Administrative Agent under or in connection with this Agreement or any other agreements now or hereafter executed in connection herewith except to the extent caused by the Administrative Agent’s gross negligence or willful misconduct. If the Administrative Agent shall request instructions from the Lenders or the Majority Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any other agreements now or hereafter executed in connection herewith, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Lenders or the Majority Lenders, as the case may be. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for any Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting under this Agreement or any other agreements now or hereafter executed in connection herewith in accordance with the instructions of the Lenders or the Majority Lenders, as the case may be. The Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any other agreements now or hereafter executed in connection herewith unless and until it has obtained the instructions of the Lenders or the Majority Lenders, as the case may be, and such indemnification and/or reimbursement of costs, expenses and fees as it may reasonably request. The Administrative Agent shall not be liable to any Lender with respect to its failure to take any action hereunder or under any other agreements now or hereafter executed in connection herewith directed by the Lenders or the Majority Lenders, as the case may be, if such action would, in the good faith opinion of the Administrative Agent, be unlawful or contrary to the terms and provisions of this Agreement or any other agreements now or hereafter executed in connection herewith, or would subject the Administrative Agent to liability under any environmental protection law.

(d) Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participating in the Advances, the Administrative Agent shall have the same rights and powers hereunder as any other lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may lend money to, have the rights set forth in Section 28 hereof, and generally engage in any kind of financial or other business with, anyone or more of the Borrowers or any affiliate or dealer thereof as if it were not performing the duties specified herein (including, without limitation, extending out-bound credit facilities to dealers of one or more of the Borrowers), and may accept fees and other consideration from any Borrower or any affiliate or dealer thereof for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders (including fees, finance charges and interest in respect of any out-bound credit facilities).

(e) Advancing of Own Funds. The Administrative Agent shall not be required to advance, expend or risk its own funds or otherwise incur personal liability in the performance of its duties or in the exercise of any rights or remedies hereunder or under any other agreements now or hereafter executed in connection herewith.

29.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of each of the Borrowers in connection with entering into this Agreement and the making of the Advances hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided, directly or indirectly, to the Lenders by any Borrower or any employee, officer, director or agent thereof.

29.4 Right to Indemnity. Subject to the next sentence of this paragraph, each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent shall not have been reimbursed by the Borrowers, for and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder or under any other agreements now or hereafter executed in connection herewith or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or such other agreements, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose in connection with its performance of its duties hereunder or under any such other agreements shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The indemnification provided for in this Section 29.4 shall extend to and cover any employees, officers, directors, agents, co-agents, and sub-agents of the Administrative Agent that have performed any duties for or on behalf of the Administrative Agent hereunder.

29.5 Successor the Administrative Agent. The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and PHHI, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to PHHI and the Administrative Agent and signed by the Majority Lenders. Upon any such notice of resignation or any such removal, the Majority Lenders shall have the right, upon 5 business days’ notice to PHHI, to appoint a successor to the Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor to the Administrative Agent, that successor to the Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Section 29 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other agreements now or hereafter executed in connection herewith.

29.6 Collateral Documents. Anything contained in this Agreement or in other agreements now or hereafter executed in connection herewith, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all rights and remedies in respect of the Collateral may be exercised solely by the Administrative Agent for the benefit of Lenders in accordance with the terms thereof.

29.7 Designation of Additional Administrative Agents. Whenever the Administrative Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or any other agreements now or hereafter executed in connection herewith, or in the event that the Administrative Agent shall have been requested to do so by the Majority Lenders, or for any other reason in the discretion of the Administrative Agent, the Administrative Agent and, to the extent necessary, each Borrower shall execute and deliver a supplemental agreement or agreements and all other instruments and agreements necessary or proper to constitute a bank or trust company or one or more other persons approved by the Administrative Agent, either to act as the Administrative Agent or its agents, sub-agents or co-agents or as a separate trustee with respect to all or any part of the Collateral, in any such case with such powers and protections of the Administrative Agent as may be provided in such supplemental agreement and herein, and to vest in such bank, trust company or other person as such Administrative Agent, agent, sub-agent or co-agent or separate trustee, as the case may be, any property, title, right, or power of the Administrative Agent deemed necessary or advisable by the Administrative Agent.

29.8 Payments.

(a) Notification of Advance Request. Each submission of a wholesale invoice by a Borrower under Section 5 hereof shall be a request for an Advance in respect thereof. The Administrative Agent agrees to reasonably promptly review each such wholesale invoice and reasonably promptly determine whether to reject or approve such wholesale invoice, as provided for in Section 6 hereof. If the Administrative Agent shall determine to issue a “booking” approval in respect of such wholesale invoice, as provided for in Section 6 hereof, it shall reasonably promptly send a copy of such “booking” approval to each Lender. The Administrative Agent shall cause any such “booking” approval to be sent to each Lender not later than one business day prior to the Funding Date in respect of the Advance identified in such approval. Subject to the second paragraph of this clause (a), each Lender agrees to fund to the Administrative Agent (in immediately available funds) its Pro Rata Share of the Advance identified in such approval on the Funding Date in respect thereof. The Administrative Agent shall deliver to the applicable Borrower on the Funding Date the immediately available funds received from the Lenders in respect of any wholesale invoice of such Borrower and the approval issued in respect thereof. The Administrative Agent shall not be obligated to fund any portion of an Advance for which one or more Lenders shall have failed under this paragraph to deliver their Pro Rata Share thereof (an “Unfunded Portion of an Advance”). The Administrative Agent may request one or more other Lenders to fund any such Unfunded Portion of an Advance but shall be under no obligation to do so and no such other Lender shall be under any obligation under this paragraph to fund any such Unfunded Portion of an Advance.

For so long as Textron Financial Corporation shall be the Administrative Agent and Textron Financial shall be a Lender and subject at all times to the terms and conditions of this paragraph, Textron Financial agrees to fund to the Administrative Agent the Pro Rata Share of each Lender other than Textron Financial (each, an “Other Lender”) in respect of each Advance identified in an applicable “booking” approval on the Funding Date in respect thereof, provided that each such Advance is being made by the Administrative Agent in accordance with the terms and conditions of this Agreement. With respect to each such Advance, each Other Lender agrees to deliver to Textron Financial, as provided for in Part II on the Schedule of Terms and Disclosures attached hereto, on the Settlement Date first occurring after the Funding Date in respect of such Advance, its Pro Rata Share of such Advance in immediately available funds (with respect to each Other Lender, a “Settlement Date Funding Payment”). Unless an Other Lender shall have affirmatively stated to both the Administrative Agent and Textron Financial, in writing, at the time that such Lender became a lender under this Agreement, that it does not desire this paragraph to operate with respect to it, this paragraph shall automatically operate with respect to each Other Lender and its Pro Rata Share of Advances to be funded hereunder. If an Other Lender shall fail to deliver to Textron Financial on the applicable Settlement Date its Settlement Date Funding Payment in respect of any Advance previously funded by Textron Financial under this paragraph, (1) the funding accommodation being provided by Textron Financial to such non-funding Other Lender under this paragraph shall be automatically withdrawn and Textron Financial shall not fund such non-funding Other Lender’s Pro Rata Share of future Advances hereunder, (2) any and all voting and consent rights of such non-funding Other Lender shall be automatically deemed withdrawn and such non-funding Other Lender shall not constitute a “Lender” for voting or consent purposes or be included in the calculation of “Majority Lenders” hereunder, (3) such non-funding Other Lender shall owe Textron Financial interest on its unfunded Settlement Date Funding Payment at 2.00% per annum over the interest rate otherwise applicable to the underlying Advance hereunder for the actual number of days its Settlement Date Funding Payment remains unfunded, and (4) the Administrative Agent shall pay to Textron Financial all payments in respect of the Advance funded by Textron Financial for such non-funding Other Lender until the Settlement Date Funding Payment of such non-funding Other Lender and all interest accruing thereon as provided in subclause (3) above shall have been paid in full and Textron Financial shall be further entitled to receive all Late Fees in respect thereof and any unused credit line fees that would have otherwise been payable to such non-funding Other Lender until all amounts owing under this sub-clause (4) have been paid in full. The rights and remedies under this paragraph are in addition to any other rights and remedies that Textron Financial and the Administrative Agent or any other party may have against such non-funding Other Lender. With respect to any non-funding Other Lender, the Administrative Agent may, at its option, notify such non-funding Other Lender of its intention to replace such non-funding Other Lender with a substitute Lender (a “Substitute Lender”). If the Administrative Agent obtains a Substitute Lender within 180 days following notice of its intention to do so, the applicable non-funding Other Lender must sell and assign all of its Pro Rata Shares of all of the Advances and any interest, finance charges and fees related thereto together with the remainder of its Commitment hereunder to such Substitute Lender for an amount equal to the principal balance of such Pro Rata Shares and all accrued interest, finance charges and fees with respect thereto through the date of such sale and the Administrative Agent may deduct from the proceeds thereof all payments owing to Textron Financial under this paragraph and pay the same to Textron Financial. For the avoidance of doubt, once Textron Financial has funded an Other Lender’s Pro Rata Share of an Advance hereunder in accordance with the terms and conditions of this Agreement and the funding accommodation being provided by Textron Financial to such Other Lender under this paragraph, such Other Lender is obligated to pay to Textron Financial the related Settlement Date Funding Payment on the applicable Settlement Date notwithstanding any insolvency, bankruptcy, Default or Event of Default that may have arisen on or after the applicable Funding Date and on, after or prior to the applicable Settlement Date; it being the intention of Textron Financial, the Administrative Agent and the Other Lenders that the applicable Other Lender shall be irrevocably bound to pay to Textron Financial, without offset, counterclaim or deduction of any kind, the full amount of the Settlement Date Funding Payment on the applicable Settlement Date. Without limiting any of the foregoing, until Textron Financial shall have received from any Other Lender its Settlement Date Funding Payment on the applicable Settlement Date (y) all interest accrued under this Agreement in respect of the underlying Pro Rata Share of the Advance of such Other Lender from the applicable Funding Date to the applicable Settlement Date shall belong to Textron Financial and the Administrative Agent shall cause the same to be paid to Textron Financial upon receipt thereof and such Other Lender shall not be entitled to any portion thereof and (z) any payments of principal received by the Administrative Agent in respect of the underlying Pro Rata Share of the Advance of such Other Lender shall likewise be paid to Textron Financial and the Settlement Date Funding Payment shall be reduced on a dollar-for-dollar basis in respect thereof. The funding accommodations being provided in this paragraph by Textron Financial are for the sole benefit of the Other Lenders participating in such accommodation and there shall be no other third-party beneficiaries in respect thereof, including, without limitation, the Borrowers or any Other Lender that has elected not to, or is no longer eligible to, participate in such accommodation.

(b) Distributions to Lenders. Subject to the second paragraph of clause (a) above and the second paragraph of this clause (b), the Administrative Agent shall distribute to each Lender, such Lender’s Pro Rata Share of all payments received from any Borrower or from proceeds of Collateral in respect of any Advance or Advances and all interest, finance charges, fees and Late Fees in respect thereof by 11:00 a.m. (Administrative Agent’s time) on the first business day after the Administrative Agent’s receives good, collected funds in respect of such payments if such good, collected funds are received prior to 12:00 p.m. (Administrative Agent’s time) and by 11:00 a.m. (Administrative Agent’s time) on the second business day after the Administrative Agent receives good, collected funds in respect of such payments if such funds shall be received by the Administrative Agent after 12:00 p.m. (Administrative Agent’s time). No Lender shall be entitled to any share of the following fees and/or expenses payable to the Administrative Agent hereunder: any fees for NSF checks, any Audit Fees and other reimbursement for Audit costs and expenses, any indemnification payments to be paid to the Administrative Agent and all other costs and expenses of the Administrative Agent to be reimbursed by anyone or more of the Borrowers and/or the Lenders. The Administrative Agent may deduct anyone or more of the aforesaid fees and expenses payable to the Administrative Agent on a priority basis from any payments or proceeds of Collateral otherwise payable or distributable to the Lenders hereunder and pay the same to itself. The payment of all such fees and expenses shall be secured by a lien and security interest in and to the Collateral and the Borrowers hereby grant the same to the Administrative Agent. The Lenders shall be entitled to their respective Pro Rata Share of the fee payable by the Borrowers to the Administrative Agent under the last paragraph of Section 10 hereof in respect of unused portion of the Total Credit Line. The Administrative Agent may equitably adjust, in its sole and reasonable determination, the Pro Rata Shares of any payment or fee to be shared among the Lenders to give effect to any Unfunded Portion of an Advance or Advances in respect of any Lender or Lenders hereunder and any Lender or Lenders that may have covered the same, in each case with respect to fundings effected under the first paragraph of clause (a) above.

With respect to each Other Lender subject to Textron Financial’s funding accommodation set forth in the second paragraph of clause (a) above, each such Other Lender hereby irrevocably directs the Administrative Agent to pay all principal payments in respect of its Pro Rata Share of any Advance that would otherwise be paid to it under the first paragraph of this clause (b) (with respect to such Other Lender, its “Pro Rata Principal Payments”) to Textron Financial. On each Settlement Date, Textron Financial shall remit to each such Other Lender an amount equal to the Pro Rata Principal Payments paid to it by the Administrative Agent since the last Settlement Date (or, in the case of the first Settlement Date, since the date of this Agreement) together with interest thereon calculated at the Prime Rate for the actual number of days such Pro Rata Principal Payments were held by Textron Financial (excluding the day on which such Pro Rata Principal Payments were delivered to the applicable Other Lender). Any Pro Rata Principal Payments of an Other Lender received by Textron Financial from the Administrative Agent under this paragraph shall be held in trust by Textron Financial for such Other Lender but, in any case, subject to the terms and conditions of this paragraph and the second paragraph of clause (a) above, Textron Financial may invest, deposit, commingle or otherwise deal with such Pro Rata Principal Payments in any manner that it desires and all interest or other yields earned thereon shall be for the exclusive benefit of Textron Financial and such Pro Rata Principal Payments shall be subject to being applied by Textron Financial to satisfy any obligations of such Other Lender to Textron Financial under the second paragraph of clause (a) above if such Other Lender shall become a non-funding Other Lender. If, for any reason, Textron Financial is required to return to the Administrative Agent, pursuant to Section 29.9 hereof or otherwise, any amount received from the Administrative Agent and paid to an Other Lender, such Other Lender will, upon notice from Textron Financial, return to Textron Financial the amount which such Other Lender has received from Textron Financial (together with all interest thereon paid to such Other Lender by Textron Financial and such additional interest thereon as the Administrative Agent is required to pay to any Borrower or other person effecting such recovery). With respect to any Settlement Date and any Other Lender, Textron Financial may net payments owing to it from such Other Lender under the second paragraph of clause (a) above against payments owing from it under this paragraph to such Other Lender and either pay such net amount to such Other Lender or have such Other Lender pay such net amount to it, as appropriate; in any case, Textron Financial will send to each Other Lender participating in the Textron Financial funding accommodation set forth in the second paragraph of clause (a) above and this paragraph one business day prior to each Settlement Date a statement showing its determination of payments owing from such Other Lender to Textron Financial under the second paragraph of clause (a) above and its determination of payments owing to such Other Lender from Textron Financial under this paragraph and the net amount due to or from Textron Financial, as the case may be. For the avoidance of doubt, Textron Financial does not assume nor will it have any liability or obligation whatsoever to any Other Lender for any Borrower’s repayment of all or any part of any Advance or any interest, finance charges or fees thereon or related thereto. All payments to be made by Textron Financial to any Other Lender shall be made pursuant to written payment instructions submitted to Textron Financial by such Other Lender reasonably in advance of the applicable date for such payments.

(c) Administrative Agent’s Fee. In consideration of the undertakings of the Administrative Agent under this Agreement, each of the Lenders hereby assigns to the Administrative Agent the following: with respect to each Advance, the amount of interest that shall have accrued hereunder on such Advance from the Booking Date thereof to and including the Funding Date thereof provided that such amount of interest shall have been actually collected by the Administrative Agent from the Borrowers and/or the Collateral. Each of the Lenders hereby authorizes the Administrative Agent to deduct, on a priority basis, such amount of interest from all payments or collections hereunder and to pay the same to itself. Each of the Lenders acknowledges and agrees that it has assigned and transferred such portion of such interest to the Administrative Agent and that it shall have no right to collect, receive and/or retain the same.

29.9 Return of Payments.

(a) Anticipatory Payments to Lenders. If the Administrative Agent determines in its sole discretion to pay an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from anyone or more of the Borrowers and such related payment is not so received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(b) Return of Payments. If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to any Borrower or paid to any other person pursuant to the Federal Bankruptcy Code or any other applicable insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to any Borrower or such other person, without set-off, counterclaim or deduction of any kind, Any amount returned to any Borrower hereunder shall be automatically reinstated as an obligation hereunder.

29.10 Dissemination of Information. The Administrative Agent will use reasonable efforts to deliver to each Lender a copy of any notice of a Default or Event of Default or any notice of termination received by the Administrative Agent from any Borrower. The Administrative Agent will use reasonable efforts to inform each Lender of any Default or Event of Default of which a senior administrative officer of Administrative Agent has actually become aware and will further inform each Lender of any action taken by the Administrative Agent following any such Default or Event of Default, provided, however, that the Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent agrees, upon the request of any Lender, to deliver any financial statements delivered to the Administrative Agent under Section 20 hereof and any compliance certificate delivered to the Administrative Agent under Section 37.3 hereof to the extent not delivered to such Lender.

29.11 Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to accelerate the indebtedness and obligations owed to it hereunder or to protect or enforce its rights arising out of this Agreement (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent and the Majority Lenders, it being the intent of Lenders that any such action to accelerate indebtedness hereunder or to protect or enforce rights under this Agreement shall be taken in concert and at the direction or with the consent of the Administrative Agent.

29.12 Offsets. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, but subject in any case to Section 29.11 above, upon the occurrence and during the continuance of any Default or Event of Default, each Lender is hereby authorized at any time or from time to time, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower (regardless of whether such balances are then due to such Borrower) and any other properties or assets any time held or owing by such Lender to or for the credit or for the account of any Borrower against and on account of any of the obligations which are not paid when due hereunder owing to such Lender. Any Lender exercising a right to set off or otherwise receiving any payment on account of the obligations owing to it in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Advances as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

29.13 Protection of Collateral. The Administrative Agent may, but shall not be obligated to, at any time and from time to time take such actions as the Administrative Agent deems necessary or appropriate to protect the Administrative Agent’s liens and security interests in and to preserve the Collateral. Each Borrower agrees to cooperate fully with all of Administrative Agent’s efforts to preserve the Collateral and Administrative Agent’s liens and security interests therein. For the avoidance of doubt, nothing in this Section 29.13 or otherwise in this Agreement shall require, or be construed so as to require, the Administrative Agent to advance, expend or risk its own funds or otherwise incur personal liability in the performance of its duties or in the exercise of any rights or remedies hereunder.

29.14 Performance by Agent. If any Borrower fails to perform any agreement contained herein, the Administrative Agent may, but shall not be obligated to, cause the performance of, such agreement, and the expenses of Administrative Agent incurred in connection therewith shall be payable by the Borrowers.

29.15 Fees and Expenses. Each of the Borrowers agrees to promptly pay all reasonable costs and expenses of the Administrative Agent incurred in its capacity hereunder as “Administrative Agent” upon demand by the Administrative Agent and if not so paid all such costs and expenses shall be included as additional indebtedness hereunder and shall bear interest at the default rate provided for in Section 23.4 hereof. The Borrowers shall pay to the Administrative Agent a fee of 1.05% of the principal amount of the Advances outstanding from time to time hereunder; such fee to be calculated and paid on a quarterly basis in arrears based on the daily outstanding principal balance of the Advances during each such quarter.

30. Binding Effect. No Borrower can assign its interest in this Agreement without the prior written consent of the Lenders and the Administrative Agent. In accordance with the requirements of Sections 28.1 and 28.2 hereof, any Lender may assign or participate its interests, in whole or in part, hereunder without any Borrower’s consent. Notwithstanding the foregoing, no assignment of all of any Lender’s interest in this Agreement shall be effective until PHHI receives written notice of such assignment. This Agreement will protect and bind the respective heirs, representatives, successors and assigns of the Borrowers, the Lenders and the Administrative Agent.

31. Notices. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Borrowers at PHHI’s principal place of business specified in Part 1 on the Schedule of Terms and Disclosures attached hereto or such other address as PHHI may hereafter specify in writing to the other parties hereto, (b) to Administrative Agent as specified in Part 12 on the Schedule of Terms and Disclosures attached hereto or such other address as the Administrative Agent may hereafter specify in writing to the other parties hereto and (c) to the Lenders as specified in Part 13 on the Schedule of Terms and Disclosures attached hereto or such other address as the any such Lender may hereafter specify in writing to the other parties hereto.

32. NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

33. Other Waivers. Each of the Borrowers irrevocably waives notice of: each Lender’s acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Each of the Borrowers, the Lenders and the Administrative Agent irrevocably waives all rights to claim any punitive and/or exemplary damages.

34. Severability. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

35. Receipt of Agreement. Each of the Borrowers acknowledges that it has received a true and complete copy of this Agreement. Each of the Borrowers acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contrary: (a) the Administrative Agent and each Lender may rely on any facsimile copy, electronic data transmission or electronic data storage of this Agreement, billing statement, invoice, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement among the Lenders, the Administrative Agent and the Borrowers, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

36. Miscellaneous. Time is of the essence regarding each Borrower’s performance of its obligations to the Lenders and/or Administrative Agent hereunder notwithstanding any course of dealing or custom on the Lenders’ and/or Administrative Agent’s part to grant extensions of time. Each Borrower’s liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. The Lenders and/or the Administrative Agent will have the right to refrain from or postpone enforcement of this Agreement or any other agreements between or among the Administrative Agent, the Lenders and the Borrowers without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between or among the Administrative Agent, the Lenders and the Borrowers contrary to the specific terms of the agreements or as having modified, released or waived the same. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. Except as provided in Sections 28.2, 28.3, and 44 or with respect to any ministerial corrections to the terms and provisions of this Agreement agreed to, in writing, among the Borrowers and Administrative Agent, this Agreement may be amended or modified or provisions waived only in a writing signed by the Majority Lenders, the Administrative Agent and the Borrowers, provided that no such amendment or modification or waiver shall, without the prior written consent of the affected Lender, reduce, waive, forgive, defer or postpone any payment of principal, interest or fees hereunder to such Lender, reduce any rate of interest provided for herein, change the dollar amount of the Total Credit Line allocated to such Lender or its Commitment, release any Borrower from any of its obligations hereunder to such Lender, or change the definition of “Total Credit Line” or “Majority Lenders.” If any Borrower fails to pay any taxes, fees or other obligations which may impair the Administrative Agent’s security interest or lien in the Collateral, or fails to keep the Collateral insured, the Administrative Agent may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Borrowers to the Administrative Agent, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Borrowers agree to pay all of the Administrative Agent’s and Lenders’ reasonable attorneys’ fees and expenses incurred by them in enforcing their respective rights hereunder. The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section. The recitals in this Agreement are hereby incorporated herein and made a part hereof.

37. Financial Covenants.

37.1 Covenants.

(a) Operating Cash Flow. Borrowers covenant that Consolidated Net Cash Provided by Operating Activities, as determined as of the end of and in respect of each fiscal year of the Borrowers (commencing with the fiscal year of the Borrowers ending on March 31, 2005), will not be less than an amount which (i) shall be mutually agreeable among Borrowers and Lenders and (ii) shall not be less than 80% of the projected Consolidated Net Cash Provided by Operating Activities for the fiscal year of the Borrowers ending on March 31, 2005. Borrowers and Lenders agree that the aforesaid amount shall be agreed upon on or prior to August 1, 2004 and this Agreement shall be thereafter accordingly amended. Failure of Borrowers to reach an agreement with Lenders with respect to such amount on or prior to August 1, 2004 shall constitute an Event of Default hereunder at the election of the Majority Lenders. Lenders and Borrowers agree to act in good faith and reasonably with each other in determining the aforesaid amount.

(b) Minimum Liquidity. Borrowers covenant that they will maintain as of the last day of each fiscal quarter ending on or after June 30, 2004, a Liquidity Amount of not less than $25,000,000.

(c) Minimum Profitability. Borrowers covenant that they will achieve as of the last day of each fiscal quarter an aggregate consolidated net income after tax for such fiscal quarter and the prior three (3) fiscal quarters as follows: (i) in respect of the first fiscal quarter ending June 30, 2004, not less than $750,000, (ii) in respect of the second fiscal quarter ending September 30, 2004, not less than $2, 200,000, (iii) in respect of the third fiscal quarter ending December 31, 2004, not less than $4,000,000 and (iv) in respect of the fiscal quarter ending March 31, 2005 and each fiscal quarter thereafter, not less than $4,000,000.

(d) Minimum Inventory Turn. Borrowers covenant that they will maintain as of the last day of each fiscal quarter ending on or after June 30, 2004, a ratio of (a) Borrowers’ Cost of Goods Sold, to (b) Average Inventory, for such fiscal quarter and the prior three (3) fiscal quarters of not less than two and 75/100 to one (2.75:1).

(e) Minimum Tangible Net Worth. Borrowers covenant that they will maintain as of the last day of each fiscal quarter ending on or after June 30, 2004, a Tangible Net Worth of not less than One Hundred Fifty Million Dollars ($150,000,000).

(f) Incurrence of Additional Indebtedness. The Borrowers shall not, on or after May 1, 2004, borrow or incur any liability in respect of borrowed-money indebtedness (including, without limitation, loans, notes, bonds or repurchase obligations in respect of any securitizations), financing or capitalized leases, liabilities for the deferred purchase price of property (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), liabilities in respect of letters of credit or similar instruments, liabilities in respect of interest rate swaps or similar instruments or any guaranties in respect of any of the foregoing if the aggregate amount thereof (excluding any amounts outstanding under this Agreement and without double-counting any of the foregoing items) exceeds $75,000,000 unless the Majority Lenders shall have (prior to the incurrence thereof) consented to the same, in writing (which consent shall not be unreasonably withheld or delayed), provided that in no case shall any of the foregoing items be incurred if the same are secured by any of the Collateral (except pursuant to intercreditor agreements in form and substance acceptable to the Majority Lenders) and provided further that none of such items shall be secured by assets of the Borrowers other than Collateral if the aggregate amount thereof shall exceed $25,000,000 (even if the total amount of items incurred under this clause (e) shall be less than $75,000,000) unless the Majority Lenders shall have (prior to the incurrence thereof) consented to the same, in writing (which consent shall not be unreasonably withheld or delayed).

37.2 Certain Definitions. As used in this Section 37, the following terms will have the meanings set forth below:

Average Inventory – means Borrowers’ average inventory determined in accordance with GAAP and reflected on Borrowers’ consolidated financial statements.

Cost of Goods Sold – means Borrowers’ consolidated cost of goods sold determined in accordance with GAAP and reflected on Borrowers’ consolidated financial statements.

Consolidated Net Cash Provided by Operating Activities – means, with respect to any fiscal year of the Borrowers and on a consolidated basis for all Borrowers, the net cash flow provided by operating activities as shown on a consolidated statement of cash flows for such Borrowers prepared in accordance with GAAP. For the avoidance of doubt, net cash flow provided by operating activities shall exclude cash flows from investing activities and cash flows from financing activities.

Financial Covenants – means the financial covenants set forth in this Section 37, as amended from time to time.

GAAP – means generally accepted accounting principles consistently applied.

Intangibles – means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, members, owners, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as the Majority Lenders may from time to time determine in their sole discretion.

Liquidity Amount – means, as of any date, the sum of (a) cash and cash equivalents as reflected as current assets on the Borrowers’ consolidated financial statements (and whose use is for short-term obligations only and not restricted by any agreement), (b) marketable securities as reflected as current assets on the Borrowers’ consolidated financial statements (whose disposition is not restricted by any agreement or by applicable law) and (c) the result of (i) the Total Credit Line minus (ii) the aggregate outstanding principal amount of the Advances plus (iii) the amount of the Cash Deposit held by Administrative Agent, provided that if a Default or Event of Default shall exist, this clause (c) shall be deemed to be $0.

Person – shall mean an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, and a government or any department or agency thereof.

Subordinated Debt – means all of Debt of the Borrowers which is subordinated to the payment of liabilities of the Borrowers hereunder to the Lenders by an agreement in form and substance satisfactory to the Majority Lenders. The Junior Component of the Total Credit Line shall not constitute Subordinated Debt.

Tangible Net Worth – means the consolidated book value of Borrowers’ assets less consolidated liabilities (including as liabilities all reserves for contingencies and other potential liabilities and all Subordinated Debt), excluding from such assets all Intangibles.

37.3 Covenant Compliance Certificate. The President or Chief Financial Officer of PHHI will certify to the Administrative Agent and each of the Lenders by the 45th day after the end of each fiscal quarter, 90th day after the end of each fiscal year end or more often if requested by the Majority Lenders, that each of the Borrowers is in compliance with the Financial Covenants as set forth in a form acceptable to the Administrative Agent and the Majority Lenders.

37.4 Review of Financial Covenants. The Administrative Agent will review the Financial Covenants annually (or more frequently in the case of an Event of Default) to determine whether the Financial Covenants are then appropriate or need to be revised and will make recommendations to the Borrowers and the Majority Lenders. If, in the reasonable determination of the Majority Lenders, such Financial Covenants need to be revised, then the Borrowers and the Lenders will promptly attempt to reach a mutual agreement as to such revisions and shall appropriately amend this Agreement.

38. Louisiana Collateral/Confession of Judgment. With respect to Collateral of each Borrower located in the State of Louisiana, each of the Borrowers agree as follows:

38.1 Confession Of Judgment; Consent To Executory Process. Each Borrower confesses judgment up to the full amount of all obligations at any time owing from such Borrower hereunder. Each Borrower consents, agrees and stipulates that, in the case of an Event of a Default in the payment or performance of any such obligations, the Administrative Agent may, without making demand and without notice of default (the same being expressly waived), and in addition to all other available remedies, cause all or any portion of the Collateral to be seized and sold by executory process, without appraisement, as an entirety or in parcels as the Administrative Agent may determine.

38.2 Waivers. Each Borrower waives the benefit of:

(a) appraisement, as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure (the “LCCP”) and all other laws conferring the same;

(b) the demand and three (3) days delay required by Articles 2639 and 2721 of the LCCP;

(c) the notice of seizure required by Articles 2293 and 2721 of the LCCP;

(d) the three (3) days delay required by Articles 2331 and 2722 of the LCCP; and

(e) all other provisions of Articles 2293, 2331, 2332, 2336, 2639, 2721, 2722, 2723 and 2724 of the LCCP and all provisions of all other Articles of the LCCP.

39. Binding Arbitration.

39.1 Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any act committed by any Lender or by any parent company, subsidiary or affiliated company of such Lender (as to any Lender, the “Lender Companies”), or by any employee, agent, officer or director of a Lender Company whether or not arising within the scope and course of employment or other contractual representation of the Lender Companies provided that such act arises under a relationship, transaction or dealing between such Lender and a Borrower hereunder; (c) any act committed by the Administrative Agent or by any parent company, subsidiary or affiliated company of the Administrative Agent (as the “AA Companies”), or by any employee, agent, officer or director of an AA Company whether or not arising within the scope and course of employment or other contractual representation of the AA Companies provided that such act arises under a relationship, transaction or dealing between the Administrative Agent and a Borrower hereunder; and/or (d) any other relationship, transaction or dealing between any Lender, the Administrative Agent and any Borrower hereunder (collectively the “Disputes”), will be subject to and resolved by binding arbitration.

39.2 Administrative Body. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association (“AAA”). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in Chicago, Illinois.

39.3 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

39.4 Exemplary or Punitive Damages. The Arbitraton(s) will not have the authority to award exemplary or punitive damages.

39.5 Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended (“FAA”) will govern all arbitration(s) and confirmation proceedings hereunder.

39.6 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent Administrative Agent’s, any Lender’s or any Borrower’s use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive Administrative Agent’s, any Lender’s or any Borrower’s right to compel arbitration of any Dispute.

39.7 Attorneys’ Fees. If the Administrative Agent, any Lender or any Borrower brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 39.6), the party bringing such action will be liable for and immediately pay all of the other parties’ costs and expenses (including reasonable attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If the Administrative Agent, any Lender or any Borrower brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including reasonable attorneys’ fees, incurred by the other parties in defending such action. Additionally, if any Borrower sues the Administrative Agent and/or any Lender or institutes any arbitration claim or counterclaim against the Administrative Agent or any Lender in which the Administrative Agent or such Lender is the prevailing party, such Borrower will pay all material costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent or such Lender in the course of defending such action or proceeding.

39.8 Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by any party hereto to any other party hereto, within two (2) years after the date that the last payment was received by the instituting party in respect thereof; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

39.9 Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

40. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BORROWERS, LENDERS AND ADMINISTRATIVE AGENT WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

41. Governing Law. Each Borrower acknowledges and agrees that this and all other agreements by and between such Borrower, the other Borrowers, the Administrative Agent and the Lenders have been substantially negotiated, and will be substantially performed, in the state of Georgia. Accordingly, each Borrower agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

42. Intentionally Omitted.

43. Subordination. Each of PHHI and PHMLP hereby subordinates and makes junior any lien or security interest or reservation of rights or interests in its favor with respect to any units of Palm Harbor Brand Homes sold by it to PHHLP or PHMI and financed hereunder to any lien or security interest that the Administrative Agent may hold hereunder in any PHHLP Purchase Money Collateral, any PHHLP General Collateral, any PHMI Purchase Money Collateral and/or any PHMI General Collateral, including, without limitation, any lien or security interest or reservation of rights or interest in favor of PHHI or PHMLP arising from the failure of PHHLP or PHMI to timely pay in full the purchase price of any units of Palm Harbor Brand Homes acquired from PHHI or PHMLP and financed hereunder. Neither PHHI or PHMLP shall enforce or seek to enforce any such lien or security interest or reservation of rights or interests or to otherwise exercise any right or remedy available to either of them at law or equity with respect to the same for so long as this Agreement is in effect or any obligations of the Borrowers remain outstanding.

44. Retail Locations and Manufacturing Sites. To the extent that PHHI opens or closes any PHHI Retail Locations or PHHI Manufacturing Sites, PHHI shall give notice of the same to the Administrative Agent and Lenders and, provided that no Default or Event of Default shall exist, PHHI and the Administrative Agent are hereby authorized by the other Borrowers and the Lenders to appropriately amend the Statement of Terms and Disclosures to reflect the same. To the extent that PHMLP opens or closes any PHMLP Manufacturing Sites, PHMLP shall give notice of the same to the Administrative Agent and Lenders and, provided that no Default or Event of Default shall exist, PHMLP and the Administrative Agent are hereby authorized by the other Borrowers and the Lenders to appropriately amend the Statement of Terms and Disclosures to reflect the same.

45. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective upon the Administrative Agent’s written confirmation to PHHI that all of the following conditions have been satisfied:

45.1 This Agreement. This Agreement shall have been executed by each Borrower, the Administrative Agent, and Textron Financial.

45.2 Corporate Documents of PHHI and PHMI. PHHI and PHMI shall each have delivered to the Administrative Agent a certificate of each of PHHI’s Secretary and PHMI’s Secretary, respectively, certifying (i) that attached thereto is a true and complete copy of the articles of organization of PHHI or PHMI, as applicable, as in effect on the date of such certificate; (ii) that attached thereto is a true and complete copy of the bylaws of PHHI or PHMI, as applicable, as in effect on the date of such certificate; (iii) that attached thereto is a true and complete copy of all resolutions adopted by the board of directors and/or stockholders of PHHI or PHMI, as applicable, authorizing the execution, delivery and performance of this Agreement and the other documents being executed in connection therewith, and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect on the date of such certificate and are all of the resolutions adopted in connection with the transactions contemplated by this Agreement and the other documents; (iv) that attached thereto is a certificate issued by the Secretary of State of the State of Florida showing PHHI to be in good standing in the State of Florida or a certificate issued by the Secretary of State of the State of Nevada showing PHMI to be in good standing in the State of Nevada, as applicable; and (v) to the incumbency and specimen signature of each officer of PHHI or PHMI, as applicable, executing this Agreement and any agreement, document, certificate or instrument furnished pursuant hereto or thereto.

45.3 Organizational Documents of PHMLP and PHHLP. PHMLP and PHHLP shall each have delivered to the Administrative Agent a partner’s certificate for each of PHMLP and PHHLP certifying (i) that attached thereto is a true and complete copy of the limited partnership certificate of PHMLP or PHHLP, as applicable, as in effect on the date of such certificate; (ii) that attached thereto is a true and complete copy of the limited partnership agreement of PHMLP or PHHLP, as applicable, as in effect on the date of such certificate; (iii) that the general partner and/or partners of PHMPL or PHLLP, as applicable, have adopted resolutions authorizing the execution, delivery and performance of this Agreement and the other financing documents, and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect on the date of such certificate; (iv) that attached thereto is a certificate issued by the Secretary of State of the State of Texas, showing PHMLP or PHHLP, as applicable, to be in good standing in the State of Texas; and (v) to the incumbency and specimen signature of each partner of PHMLP or PHHLP, as applicable, executing this Agreement and any agreement, document, certificate or instrument furnished pursuant thereto.

45.4 Legal Opinions. The Administrative Agent shall have received from counsel to the Borrowers an opinion or opinions reasonably satisfactory to it.

45.5 Representations and Warranties. All of the representations and warranties made pursuant to or in connection with this Agreement and the other financing documents shall be true, correct, and complete in all respects and the Borrowers shall have delivered certificates to the Administrative Agent in respect thereof.

45.6 No Material Adverse Change. No material adverse change in the business, properties, condition (financial or otherwise), operations, results of operations, or prospects of any Borrower shall have occurred.

45.7 Expenses. The Borrowers shall have paid all costs, expenses, and fees (including, without limitation, attorneys’ fees) incurred by the Administrative Agent and Lenders in connection with the preparation and closing of this Agreement.

45.8 Consents. All governmental approvals and all authorizations, consents, and approvals of third parties required on the part of any Borrower in connection with the execution and delivery of this Agreement and the other documents, and the consummation of the transactions contemplated hereby and thereby, shall have been obtained.

45.9 Financing Statements. All filings of Uniform Commercial Code financing statements and all other filings (including without limitation, UCC amendment statements, fixture filings, and Texas Inventory Finance Security Forms) and actions necessary to perfect Administrative Agent’s security interests in and to the Collateral shall have been filed and confirmation thereof received.

45.10 Additional Documents. Administrative Agent shall have received such additional documents, agreements, certifications, record and lien searches, insurance certificates and policies, and opinions which Administrative Agent reasonably may deem necessary or desirable.

45.11 Proceedings Satisfactory. All actions taken in connection with the execution of this Agreement shall be satisfactory to the Administrative Agent and the Lenders and their respective counsel. Any inventory financier of any Borrower (other than an inventory financier to be paid in full from the proceeds of the first Advance hereunder) shall have entered into a intercreditor agreement or subordination agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have received landlord/lienholder waivers in respect of each applicable PHHI Retail Location, PHHI Manufacturing Site, PHMLP Manufacturing Site, PHHLP Retail Location, and PHMI Retail Location.

45.12 Cash Deposit. The Cash Deposit shall have been delivered to the Administrative Agent.

45.13 Fee. The Borrowers shall have paid to Textron Financial a closing fee of $210,000, which shall be earned in full upon Textron Financial’s entering into this Agreement as a Lender.

Nothing in this Section 45 shall replace or waive any conditions or requirements set forth herein with respect to any Borrower requesting an Advance. Such conditions and requirements are in addition thereto. Without limiting the scope of the immediately preceding sentence, in connection with the first requested Advance hereunder, the Borrowers shall cause all loans owing to National City Bank and Legacy Bank of Texas under the Existing Agreement for Wholesale Financing to be paid in full.

46. Junior Component. The Lenders agree that the Junior Component shall be junior and subordinate to the Senior Component in terms of payment and liens as provided for herein and as may be provided for by the Majority Lenders from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the Administrative Agent, each of the Lenders set forth below and each of the Borrowers have executed this Agreement as of the Date first set forth hereinabove.

THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

TEXTRON FINANCIAL CORPORATION, as Administrative Agent

By:	/s/ Jerry Britton
Print Name: Jerry Britton
Title: Group President

TEXTRON FINANCIAL CORPORATION, as Lender

By:	/s/ Jerry Britton
Print Name: Jerry Britton
Title: Group President

PALM HARBOR HOMES, INC.

By:	PALM HARBOR G.P., INC.,
General Partner

By:	/s/ Larry Keener
Print Name: Larry Keener
Title: President

PALM HARBOR MARKETING, INC.

By:	/s/ Larry Keener
Print Name: Larry Keener
Title: President

PALM HARBOR MANUFACTURING, L.P.

By:	PALM HARBOR GenPar, LLC,
General Partner

By:	/s/ Larry Keener
Print Name: Larry Keener
Title: President

Definition Appendix

AA Companies – Section 39.1 of this Agreement.

AAA – Section 39.2 of this Agreement.

Administrative Agent – first paragraph of this Agreement.

Advance – recital F of this Agreement.

Agreement – first paragraph of this Agreement.

Audit – Section 21 of this Agreement.

Audit Fees – Section 21 of this Agreement.

Booking Date – Section 6 of this Agreement.

Borrower – first paragraph of this Agreement.

Cash Deposit – Section 14 of this Agreement.

Collateral – Section 14 of this Agreement.

Commitment – means, with respect to any Lender, the amount set forth underneath its signature hereto or to any assignment, joinder or accession agreement, as the case may be, provided that the amount of such Commitment shall be adjusted to give effect to any assignment or assumptions or reallocations of such Commitments permitted under Section 28 hereof.

Contract Pending or Contract Pending Receivable – means a contract entered into between a retail purchaser and a Borrower for the sale in the ordinary course of business of a unit of Palm Harbor Brand Manufactured Homes financed hereunder that provides for the following: (a) removal of such unit from such Borrower's manufacturing or retail location and the delivery of such unit to the location of the retail purchaser and (b) the closing of the purchase transaction together with the delivery of title to such unit to such retail purchaser on a date after the actual delivery of such unit to such retail purchaser.

CountryPlace Warehouse/Securitization Facility – Section 22 of this Agreement.

Default – means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Disputes – Section 39.1 of this Agreement.

Eligible Assignee – means

(a) any Lender that is a signatory hereto or any parent, affiliate or subsidiary of any such Lender,

(b) any commercial bank organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $100,000,000,

(c) any savings and loan association or savings bank organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $100,000,000, and

(d) any other trust or entity organized under the laws of the United States of America or any state thereof that (i) is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended), (ii) is a commercial finance company, insurance company or other financial institution that regularly makes commercial loans in the ordinary course of its business or (iii) has combined capital and equity of at least $100,000,000.

Eligible Contract Pending – means any Contract Pending with respect to which the Borrowers shall have supplied to the Administrative Agent sufficient information so as to allow the Administrative Agent to verify the existence and validity of such Contract Pending at the time of its creation and at any other time thereafter and with respect to which said Borrowers shall have used their respective best efforts to insure that all payments thereunder will be made directly to the Administrative Agent.

Existing Agreement for Wholesale Financing – recital B of this Agreement.

Event of Default – means an event or condition set forth in Section 22.1 or Section 22.2 hereof, after giving effect to any lapse of time, cure or grace period or the giving of any notice required, in each case by said Sections, to expire or be given.

FAA – Section 39.5 of this Agreement.

Financial Covenants – Section 37 of this Agreement.

Funding Date – Section 6 of this Agreement.

Junior Component – recital I of this Agreement.

Late Fee – Section 11 of this Agreement.

LCCP – Section 38.2(a) of this Agreement

Lender – first paragraph of this Agreement.

Lender Companies – Section 39.1 of this Agreement.

Majority Lenders – means Lenders whose Pro Rata Shares aggregate more than 67% of all Pro Rata Shares (with Pro Rata Shares being calculated pursuant to the proviso set forth in the definition thereof) and (ii) for so long as no payment obligations of any Borrower shall be outstanding hereunder, Lenders whose Commitments aggregate more than 67% of all Pro Rata Shares being calculated without giving effect to the aforesaid proviso.

Manufactured Home Advance – means any Advance hereunder in respect of a unit of Palm Harbor Brand Manufactured Homes.

Maturity Date – Section 27 of this Agreement.

NSF check – Section 10 of this Agreement.

Other Lender – Section 29.8(a) of this Agreement.

Over 360-Day Manufactured Home Advance – means any Manufactured Home Advance which has been outstanding for more than 360 days after the Booking Date in respect thereof or after the “original wholesale invoice” date in respect of such Advance if such Advance shall have been an advance outstanding under the Existing Agreement for Wholesale Financing (the “original wholesale invoice” date in respect of any such advance shall be the date of the “original wholesale invoice” that supported such advance under the Existing Agreement for Wholesale Financing).

Over 360-Day Excess Amount – Section 9 of this Agreement.

Palm Harbor Brand Homes – recital A of this Agreement.

Palm Harbor Brand Manufactured Homes – recital A of this Agreement.

Palm Harbor Brand Modular Homes – recital A of this Agreement.

Participating Lender – means any person which (a) shall have been granted the right by a Lender to participate in such Lender’s Pro Rata Share of an Advance or Advances hereunder and any charges and fees in respect thereof and (b) shall have entered into a participation agreement with such Lender which shall provide, inter alia, that such Participating Lender shall communicate and deal only with such Lender with respect to such Participating Lender’s interest in such Advance or Advances and such charges and fees.

PHHI – first paragraph of this Agreement.

PHHI General Collateral – Section 14 of this Agreement.

PHHI Manufacturing Site – recital K of this Agreement.

PHHI Retail Location – recital K of this Agreement.

PHHLP – first paragraph of this Agreement

PHHLP General Collateral – Section 14 of this Agreement.

PHHLP Purchase Money Collateral – Section 13 of this Agreement.

PHHLP Retail Location – recital N of this Agreement.

PHMLP General Collateral – Section 14 of this Agreement.

PHMLP Manufacturing Site – recital L of this Agreement.

PHMLP – first paragraph of this Agreement.

PHMI – first paragraph of this Agreement

PHMI General Collateral – Section 14 of this Agreement.

PHMI Purchase Money Collateral – Section 13 of this Agreement.

PHMI Retail Location – recital N of this Agreement.

Prime Rate – means, for any month, the highest prime rate of interest announced during such month by JP Morgan Chase Bank or such other money center bank as the Administrative Agent shall select from time to time.

Pro Rata Principal Payments – Section 29.8(b) of this Agreement.

Pro Rata Share – means, with respect to any Lender at any time, a fraction determined as follows: the amount of the Commitment of such Lender under this Agreement (as such Commitment may be affected by Sections 28.2 and 28.3 hereof) at such time divided by the Total Credit Line determined at such time, provided that, with respect to any distribution of any payments received by the Administrative Agent from any Borrower or from proceeds of Collateral in respect of any Advance or Advances and all interest, finance charges Late Fees and fees in respect thereof, “Pro Rata Share” shall be determined as follows: the portion of the aggregate amount of the obligations of the Borrowers hereunder owing to such Lender divided by the aggregate amount of the obligations of the Borrowers hereunder owing to all of the Lenders. Absent manifest error, the records of the Administrative Agent shall be binding on the Borrowers and Lenders with respect to any Lender’s allocated amount of the Total Credit Line and its respective Commitment. The foregoing shall be subject to adjustment as provided for in Sections 27 and 28 of this Agreement.

Senior Component – recital I of this Agreement.

Settlement Date – means (a) the first business day of each month that this Agreement is in effect and (b) the fifteenth (15th) day of each month that this Agreement is in effect (or the next succeeding business day if the 15th day of the month is not a business day), provided that Textron Financial may, in its sole discretion and at any time or times, establish settlement dates that are more frequent than those provided for in clauses (a) and (b) above.

Settlement Date Funding Payment – Section 29.8(a) of this Agreement.

Sub-Limit – means, with respect to any Borrower, such amount of the Total Credit Line as may be agreed to among the Borrowers and the Administrative Agent (acting at the instruction of the Majority Lenders).

Substitute Lender – Section 29.8(a) of this Agreement.

Term – Section 27 of this Agreement.

Textron Financial – first paragraph of this Agreement.

Total Credit Line – recital G of this Agreement.

Transamerica Facility – Section 22 of this Agreement.

Unfunded Portion of an Advance – Section 29.8(a) of this Agreement.

Schedule of Terms and Disclosures:

Part 1: Principal Place of Business and Notification Addresses for Borrowers

Principal Place of Business

Palm Harbor Homes
15303 Dallas Parkway, Suite 880
Addison, TX 75001

Notification Addresses for Borrowers

Palm Harbor Homes, Inc.
15303 Dallas Parkway, Suite 880
Addison, TX 75001

Palm Harbor Homes I, LP
15303 Dallas Parkway, Suite 880
Addison, TX 75001

Palm Harbor Homes Manufacturing, LP
15303 Dallas Parkway, Suite 880
Addison, TX 75001

Palm Harbor Marketing, Inc.
15303 Dallas Parkway, Suite 880
Addison, TX 75001

Part 2: Trade and Brand Names of Manufactured Homes:

Palm Harbor Homes	Masterpiece Homes
Country Place Homes	Keystone
RiverBend

Part 3: PHHI Retail Locations

See attached address list.

Part 4: PHHI Manufacturing Sites

Plant 02 Palm Harbor Homes 309 S. Perry Lane Tempe, AZ 85281	Plant 20 Palm Harbor Homes 3737 Palm Harbor Drive Millersburg, OR 97321

Plant 06/09 Palm Harbor Homes 605 S. Frontage Road Plant City, FL 33563-9934	Plant 23 Palm Harbor Homes 1508 Redding Drive La Grange, GA 30240

Plant 14 Palm Harbor Homes Boaz Industrial Park 1300 Industrial Blvd. Boaz, AL 35957	Plant 32 Palm Harbor Homes Route 22 East Sabina, OH 45169

Plant 18 Palm Harbor Homes Masterpiece Housing 2000 Sterling Drive Albemarle, NC 28001	Plant 33 Palm Harbor Homes 45 Siler City Industrial Park Siler City, NC 27344

Plant 19 Palm Harbor Homes 11 08 Gila Ben Hwy. Casa Grande, AZ 85222

Part 5: PHMLP Manufacturing Sites

Plant 05/07 Palm Harbor Homes 830 Bastrop Hwy. Austin, TX 78741	Plant 17 Palm Harbor Homes 401 S. Burleson Blvd. Burleson, TX 76028

Plant 15 Masterpiece Housing 6901 Bowman Roberts Road Ft. Worth, TX 76179	Plant 22 Palm Harbor Homes 3700 Dryhole Dr. Kyle, TX 78640

Part 6: Intentionally Omitted

Part 7: Wiring Instructions for Lenders to Wire Funds to Administrative Agent

Bank One
Chicago, IL
ABA 071000013
Acct 5262542
TFC Floorplan

Part 8: Wiring Instruction for Administrative Agent to Wire Funds to Borrowers:

Bank Name/City:	JP Morgan Chase 2200 Ross Avenue Dallas, TX 75201 214-965-2021

Bank ABA (Routing) No.:	113000609

Account Name:	Palm Harbor Homes I, LP

Account No.:	08805222658

Part 9: Wiring Instructions for Borrowers to Wire Funds to Administrative Agent:

Bank One
Chicago, IL
ABA 071000013
Acct 5262542
TFC Floorplan

Part 10: Permission for Palm Harbor Brand homes financed under this Agreement to become Fixtures:

See attached listing of locations

Part 11: Wiring instruction for Other Lenders to Wire Funds to Textron Financial:

Bank One
Chicago, IL
ABA 071000013
Acct 5262542
TFC Floorplan

Part 12: Address of Administrative Agent:

Textron Financial Corporation
11575 Great Oaks Way, Suite 210
Alpharetta, GA 30022

P.O. Box 3090
Alpharetta, GA 30023

Part 13: Addresses of Lenders

Textron Financial Corporation
11575 Great Oaks Way, Suite 210
Alpharetta, GA 30022
(P) 770-360-1428
(F) 770-360-1401

Part 14: Other Lienholders

Secured Party	Type of Lien	Collateral
Chase Manhattan Bank (formerly held by Mellon Bank)	Real Estate	Millersburg Plant 3737 Palm Harbor Drive Millersburg, Oregon

Transamerica	UCC – 1	Inventory, accounts, accounts receivable, cash, general intangibles, contract right, chattel paper, instruments, documents, equipment, goods and all proceeds thereof

Textron	UCC – 1	Inventory, accounts, accounts receivable, cash, general intangibles, contract right, chattel paper, instruments, documents, equipment, goods and all proceeds thereof

Part 15: CountryPlace Warehouse Facility

See Attached

Part 16: Transamerica Facility

See Attached